Exhibit 4.1
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                                             INTERNATIONAL
                                             SHARE PLAN
                                             MASTER
                                             PLAN DOCUMENT

                                             (AS ADOPTED ON JANUARY 31, 2002)

Section 1:     Introduction

1.1     Purpose

        The Credit Suisse Group International Share Plan has been adopted by the Compensation and Appointments Committee of the Board of Directors (the "Group Compensation Committee") of Credit Suisse Group ("CSG") for the purpose of providing an incentive to key employees of the Group outside Switzerland to remain in the service of the Group and further aligning the interests of employees of the Group with the interests of the shareholders of CSG, and thereby maintaining and enhancing the overall long-term performance and profitability of the Group. Employees of the Group who are subject to Swiss taxation on employment income at the time they are awarded such incentives and who are ordinarily resident in Switzerland shall be covered by the Credit Suisse Group Swiss Share Plan, the terms of which are similar to the Credit Suisse Group International Share Plan.

1.2     Definitions

        Certain capitalized terms used herein and in Supplements are defined in
        Section 7 hereof.

1.3     Master Plan Document; Supplements

(a)     Documents Forming Part of the Share Plan.  The Share Plan consists of

        (i) this Master Plan Document, which was amended and restated and adopted by the Group Compensation Committee on January 31, 2002 and supersedes and replaces the version of the Master Plan Document approved by the Group Compensation Committee on January 25, 2001 (as from time to time amended or supplemented, the "Master Plan Document"), and

        (ii) supplements to this Master Plan Document ("Supplements"), including (x) supplements setting forth terms of the Share Plan applicable to Employees or groups of Employees of companies in a particular Business Unit that are in addition to or different from the terms set out in, but not inconsistent with the intent of, or (except as expressly approved by the Group Compensation Committee) more favorable to Participants than, this Master Plan Document (each such supplement, as from time to time amended, a "Business Unit Supplement") and (y) supplements setting forth terms and conditions applicable to particular forms of Awards that are in addition to or different from the terms set out in, but not inconsistent with the intent of, or (except as expressly approved by the Group Compensation Committee) more favorable to Participants than, this Master Plan Document (each such supplement, as from time to time amended, an "Award Supplement"). Each Supplement has been or shall be adopted by the Group Compensation Committee.

(b) Awards Covered by this Master Plan Document. The terms and conditions set forth in this Master Plan Document apply only to Awards granted pursuant to the Credit Suisse Group International Share Plan on or after January 1, 2001. All awards granted under the Credit Suisse Group International Share Plan prior to January 1, 2001 shall continue to be governed by the Master Plan Document that was approved by the Group Compensation Committee on February 18, 2000.

Section 2:     Administration

2.1     Group Compensation Committee

        The Group Compensation Committee shall have the sole and complete authority to exercise any authority under the Share Plan, subject to the applicable OGR. The Group Compensation Committee may delegate its authority hereunder to such person or persons as it deems appropriate, subject to the applicable OGR.

2.2     Legal Entity Compensation Committees

        The Legal Entity Compensation Committee with responsibility for a particular Business Unit or Subsidiary shall have the power to

        (i) select the level and/or identity of Employees of companies in such Business Unit or of such Subsidiary to receive Awards and designate the forms of Awards and the number of Awards to be granted to each such Employee;

        (ii) amend the terms of any Business Unit Supplement or Award Supplement, subject to the approval of the Group Compensation Committee, to make the Share Plan more tax-effective for any Participant or group of Participants who are Employees of companies in such Business Unit or of such Subsidiary or to ensure compliance with local laws and regulations applicable to companies in such Business Unit or to such Subsidiary;

        (iii) adopt, alter, and repeal such administrative rules, guidelines, and practices governing the operation of the Share Plan with respect to Participants who are Employees of companies in such Business Unit or of Subsidiary as such Legal Entity Compensation Committee shall from time to time deem advisable;

        (iv) interpret the terms and provisions of the Share Plan as they apply to Participants who are Employees of companies in such Business Unit or of such Subsidiary; and

        (v) administer the Share Plan insofar as it applies to Participants who are Employees of companies in such Business Unit or of such Subsidiary, subject in all of the foregoing cases to the applicable OGR and to Section 2.1 hereof.

        The responsible Legal Entity Compensation Committee may delegate its authority hereunder to such person or persons as it deems appropriate, subject to the applicable OGR.

2.3     Effect of Decisions

        The decisions of the Board of Directors of CSG, the Group Compensation Committee, a Legal Entity Compensation Committee, the Executive Board of any Business Unit, or any person or persons to whom any of the foregoing has delegated its authority hereunder with respect to the Share Plan or any Award shall be final, conclusive, and binding upon all parties including, but not limited to, Employees, Employers, and Participants. Such decisions are not required to be consistent with respect to different Employees. In the case of any conflicts or inconsistent decisions with respect to an individual Employee, the Group Compensation Committee shall have final and binding authority under the Share Plan. No member of the Board of Directors of CSG, the Group Compensation Committee, or any Legal Entity Compensation Committee (or any person to whom any such person has delegated authority hereunder) shall have any personal liability as a consequence of any action taken or not taken or any determination made in good faith by such person pursuant to the terms of the Share Plan or authority delegated to such person pursuant to the Share Plan.

Section 3:     Awards

3.1     Awards

        The Share Plan provides for the grant to key employees of the Group of awards ("Awards") that consist of or are linked to registered shares, par value CHF 3 per share, of CSG ("Registered Shares") or other equity of CSG or equity of a Subsidiary or are in such other forms as may from time to time be approved by the Group Compensation Committee.

3.2     Award Supplements

        Certain terms and conditions applicable to particular forms of Awards (including where applicable terms providing for vesting) may be set out in an Award Supplement relating to such forms of Awards or in the applicable Award Letter.

3.3     Grant of Awards

(a)     Compensation Awards

        (i) Each year during the term of the Share Plan, commencing with annual compensation for 2000, Employers may award a portion of the total annual compensation of Employees designated by them by way of the grant of Awards to such Employees, with the portion of each Employee's total annual compensation for any year to consist of such Awards to be calculated on the basis of the Share Compensation Table for such Employee's Business Unit, as such table may from time to time be amended.

        (ii) If so provided in the applicable Business Unit Supplement, each year during the term of the Share Plan, commencing with annual compensation for 2000, each eligible Employee in such Business Unit who is at the level designated in the Business Unit Supplement may be permitted to elect to receive a percentage (as determined by senior management of the applicable Business Unit) of his or her prospective Incentive Performance Bonus for such year as Awards under this paragraph, subject to such terms and conditions as may be imposed by the responsible Employer. If the Employee receives Awards pursuant to paragraph (i) of this
                Section 3.3(a) for such year, any election made by such Employee pursuant to this paragraph (ii) for such year will be with respect to a portion of such Employee's Incentive Performance Bonus that is in addition to the portion of such Employee's Incentive Performance Bonus paid as Awards pursuant to paragraph
                (i) of this Section 3.3(a).

        (iii) Awards made pursuant to paragraph (i) or (ii) of this Section 3.3(a) are "Compensation Awards." Compensation Awards shall be accounted for as part of an Employee's total annual compensation for 2000 or any later year. Compensation Awards issued for any year shall be in such form or forms, be assigned such value or values, and have such terms (including terms providing for vesting) as are determined by the Group Compensation Committee, are consistent with this Master Plan Document and any applicable Supplement, and are notified to recipients.

(b) Longevity Premium Awards. At the time an Employer makes Compensation Awards to Employees, such Employer may also, if doing so is provided for in the applicable Business Unit Supplement, award to Employees, in consideration for their performance of services in the future, a number of additional Awards determined as specified in the applicable Business Unit Supplement. Awards made pursuant to this Section 3.3(b) are "Longevity Premium Awards". Longevity Premium Awards issued in respect of Compensation Awards for any year shall be in such form or forms, be assigned such value or values, and have such terms (including terms providing for vesting) as are determined by the Group Compensation Committee, are consistent with this Master Plan Document and any applicable Supplement, and are notified to recipients.

(c) Special Awards. Employers may from time to time make Awards hereunder that are not Compensation Awards or Longevity Premium Awards and are made to such Employees, are in such forms, and have such terms not inconsistent with the terms of this Master Plan Document, any applicable Supplement, or any applicable Group policy on compensation, as may be approved by the responsible Legal Entity Compensation Committee or by the Chief Executive Officer of the applicable Business Unit acting in consultation with the chairman or another member of such Compensation Committee, or by such Chief Executive Officer acting alone if consistent with the approval authorities granted by such Compensation Committee. Awards made pursuant to this Section 3.3(c) are "Special Awards".

Section 4:     Terms of awards in the Form of CSG Shares

4.1     Terms of Certain Awards

        Terms and conditions applicable to Awards consisting of restricted Registered Shares or of Phantom Shares linked to Registered Shares ("CSG Share Awards") are set forth in this Section 4. Terms and conditions specific to other forms of Awards are or will be set out in the Award Supplements relating thereto or in the applicable Award Letter.

4.2     Dividends and Dividend Equivalents

        Except as otherwise set forth in a Business Unit Supplement or other Supplement or an Award Letter, upon any declaration of a dividend on actual Registered Shares, each Participant who holds a CSG Share Award consisting of a restricted Registered Share shall be entitled to receive such dividend and each Participant who holds a CSG Share Award linked to such Registered Share shall be entitled to receive an amount (a "Dividend Equivalent") from his or her Employer equal to the amount per share of such dividend. Dividends and Dividend Equivalents shall be paid after deduction of any applicable statutory withholdings. In the case of a dividend declared and paid in cash, the corresponding Dividend Equivalent payable to any Participant shall be paid in cash, converted to the currency in which the Participant's salary is normally paid at a spot exchange rate prevailing on the date on which the dividend was declared. In the case of a dividend paid in property, the corresponding Dividend Equivalent payable to any Participant shall be paid in kind (subject to compliance with all applicable securities or other laws) or, at the option of the Participant's Employer or CSG, in cash in an amount equivalent to the fair market value of such property as determined by the Board of Directors of CSG. Dividend Equivalents payable pursuant to the foregoing shall be paid as soon as practicable after payment of the related dividend.

4.3     Settlement of Compensation Awards and Longevity Premium Awards

        The Settlement of Compensation Awards and Longevity Premium Awards consisting of CSG Share Awards shall take place at the times set out below, or as otherwise set forth in an Award Letter relating thereto, subject, however, to Section 5.2.

(a) Scheduled Settlement. In the event a Participant remains continuously employed by the Group through the fourth anniversary of the date of the grant of any Compensation Awards or Longevity Premium Awards for any year that are in the form of CSG Share Awards, Settlement of such Awards shall occur on or as promptly as practicable after such fourth anniversary (the "Scheduled Settlement Date" for such Awards).

(b) Settlement Following Early Termination of Employment. In the event of the termination of a Participant's employment prior to the Scheduled Settlement Date of Compensation Awards or Longevity Premium Awards granted for any year that are in the form of CSG Share Awards, Settlement of such Awards shall take place at the times and to the extent provided below.

        (i) Termination of Employment as a Consequence of Death, Disability, Normal Retirement, or a Termination of Employment by the Group without Cause. If such termination of employment occurs as a consequence of the Participant's death, Disability, or Normal Retirement, Settlement of all Compensation Awards and all Longevity Premium Awards held by such Participant shall take place within 120 days of the date of such termination of employment. If such termination of employment consists of a termination of employment by the Group without Cause, Settlement of all Compensation Awards held by such Participant and, provided that such termination occurs on or after the third anniversary of issuance thereof, all Longevity Premium Awards held by such Participant shall take place within 120 days of the date of such termination of employment. In the event such termination without Cause occurs prior to the third anniversary of issuance of such Longevity Premium Awards, no Settlement of such Awards shall take place at any time.

        (ii) Termination of Employment as a Consequence of Resignation (including Early Retirement).

                (x) Compensation Awards. If such termination of employment occurs as a consequence of the Participant's resignation (including Early Retirement), then:

                        (A) If such resignation occurs less than one year after the grant of Compensation Awards for any year,

                                (1) Settlement of 25% of such Compensation Awards held by such Participant shall take place within 120 days of the date of termination of employment.

                                (2) Settlement of an additional 25% of such Compensation Awards held by such Participant shall take place within 120 days of the first anniversary of the grant of such Awards, subject to his or her continuously complying with the Settlement Conditions through such first anniversary. In the event such Participant does not comply with the Settlement Conditions through such first anniversary, no Settlement of any additional Compensation Awards shall take place at any time.

                                (3) Settlement of the remaining 50% of such Compensation Awards held by such Participant shall take place within 120 days of the second anniversary of the grant of such Awards, subject to his or her continuously complying with the Settlement Conditions through such second anniversary. In the event such Participant does not comply with the Settlement Conditions through such second anniversary, no Settlement of any additional Compensation Awards shall take place at any time.

                        (B) If such resignation occurs one year or more but less than two years after the grant of Compensation Awards for any year,

                                (1) Settlement of 50% of such Compensation Awards held by such Participant shall take place within 120 days of the date of termination of employment.

                                (2) Settlement of the remaining 50% of such Compensation Awards held by such Participant shall take place within 120 days of the second anniversary of the grant of such Awards, subject to his or her continuously complying with the Settlement Conditions through such second anniversary. In the event such Participant does not comply with the Settlement Conditions through such second anniversary, no Settlement of such Compensation Awards shall take place at any time.

                        (C) If such resignation occurs two years or more after the grant of Compensation Awards for any year (but prior to the Scheduled Settlement Date for such Awards), Settlement of all such Compensation Awards held by such Participant shall take place within 120 days of the date of termination of employment.

                (y) Longevity Premium Awards. If such termination of employment occurs as a consequence of the Participant's resignation (including Early Retirement), then:

                        (A) If such resignation occurs less than three years after the grant of Longevity Premium Awards for any year, no Settlement of any such Longevity Premium Awards held by such Participant shall take place at any time, except that, in the case of an Early Retirement, Settlement of all such Longevity Premium Awards held by such Participant shall take place within 120 days of the third anniversary of the grant of such Awards, subject to his or her continuously complying with the Settlement Conditions through such third anniversary. In the event such Participant who took Early Retirement does not comply with the Settlement Conditions through such third anniversary, no Settlement of any Longevity Premium Awards shall take place at any time.

                        (B) If such resignation occurs three years or more after the grant of Longevity Premium Awards for any year (but prior to the Scheduled Settlement Date for such Awards), Settlement of all such Longevity Premium Awards held by such Participant shall take place within 120 days of the date of termination of employment.

        (iii) Termination of Employment with Cause. If such termination of employment consists of a termination by the Group with Cause, or, anything else herein to the contrary notwithstanding, if the Executive Board of the applicable Business Unit determines that at any time prior to the termination of a Participant's employment such Participant engaged in conduct that would have been grounds for terminating his or her employment for Cause, Settlement of such Participant's Compensation Awards and Longevity Premium Awards shall take place if and to the extent provided below.

                (v) In the event that such termination of employment for Cause is deemed to have occurred prior to the grant of Compensation Awards or Longevity Premium Awards for any year, no Settlement of such Compensation Awards or Longevity Premium Awards held by such Participant shall take place at any time.

                (w) In the event that such termination of employment for Cause occurs (or is deemed to have occurred) less than one year after the grant of Compensation Awards and Longevity Premium Awards for any year, Settlement of 25% of such Compensation Awards held by such Participant shall take place on or as promptly as practicable after the Scheduled Settlement Date for such Awards. No Settlement of the remaining 75% of such Compensation Awards, or of any such Longevity Premium Awards, shall take place at any time.

                (x) In the event that such termination of employment for Cause occurs (or is deemed to have occurred) one year or more but less than two years after the grant of Compensation Awards and Longevity Premium Awards for any year, Settlement of 50% of such Compensation Awards held by such Participant shall take place on or as promptly as practicable after the Scheduled Settlement Date for such Awards. No Settlement of the remaining 50% of such Compensation Awards, or of any such Longevity Premium Awards, shall take place at any time.

                (y) In the event that such termination of employment for Cause occurs (or is deemed to have occurred) two years or more but less than three years after the grant of Compensation Awards and Longevity Premium Awards for any year, Settlement of 75% of such Compensation Awards held by such Participant shall take place on or as promptly as practicable after the Scheduled Settlement Date for such Awards. No Settlement of the remaining 25% of such Compensation Awards, or of any such Longevity Premium Awards, shall take place at any time.

               (z) In the event that such termination of employment for Cause occurs (or is deemed to have occurred) three years or more after the grant of Compensation Awards and Longevity Premium Awards for any year (but prior to the Scheduled Settlement Date for such Awards), Settlement of 100% of such Compensation Awards and Longevity Premium Awards held by such Participant shall take place on or as promptly as practicable after the Scheduled Settlement Date for such Awards.

        For purposes hereof, (x) in the event that the Executive Board of the applicable Business Unit determines that at any time prior to the termination of employment a Participant engaged in conduct that would have been grounds for terminating his or her employment for Cause, such Participant's employment shall be deemed to have been terminated with Cause effective as of the date on which the events giving rise to "Cause" first occurred, and (y) in the event that any Participant who terminates his or her employment with the Group does not provide the Group with the period of notice of such termination required by any employment contract, agreement, arrangement, or policy applicable to such Participant, such Participant's employment shall, anything else herein to the contrary notwithstanding, be deemed to have been terminated with Cause effective as of the date on which such Participant terminated his or her employment.

4.4     Settlement of Special Awards

        Settlement of Special Awards in the form of CSG Share Awards shall take place on the schedule and subject to the terms and conditions set out above or as otherwise specified in the Award Letter relating thereto.

4.5 Additional Provisions Regarding Settlement Following Termination of a Participant's Employment Prior to Scheduled Settlement Date by Employer for Cause

        Anything else in the Share Plan or an Award Letter to the contrary notwithstanding, in the event of the termination of a Participant's employment for Cause, the Employer of such Participant may, at its option, in the case of any Awards held by such Participant that are in the form of CSG Share Awards, cancel such Awards and in substitution therefor (x) credit to a notional account in the name of such Participant (the "Account"), at the time of such termination or on such date thereafter as it chooses, a number of the Registered Shares to which such CSG Share Awards relate equal to the number of Registered Shares the Participant would have been entitled to receive had Settlement of such Awards occurred at the time of his or her termination or on such later date on which the Account is established, and (y) deliver to the Participant, on or as promptly as practicable after the Scheduled Settlement Date of such Participant's Awards, in full satisfaction of its obligations hereunder and in connection herewith, such Registered Shares credited to the Account (the "Account Shares") or such lesser number of such Account Shares as is derived by multiplying the number of Account Shares by a fraction the numerator of which is the aggregate Swiss franc value of the Account Shares at the time of establishment of the Account and the denominator of which is the aggregate Swiss franc value of the Account Shares on the Scheduled Settlement Date, the balance (if any) of such Account Shares to be released to the Employer or its designee.

4.6     Consideration Receivable upon Settlement of an Award

(a) Upon the Settlement of a CSG Share Award consisting of a restricted Registered Share, all restrictions on the transfer thereof pursuant to
        Section 5.4 hereof shall be deemed to have lapsed and upon the Settlement of a CSG Share Award consisting of a Phantom Share, the Employer of such Participant shall, provided that the holder has opened an account with the Group for this purpose, deliver to the holder thereof or to a nominee on behalf of such holder, by book entry, one actual Registered Share that is not subject to such transfer restrictions; or Settlement of an Award shall otherwise take place in the manner provided in the Award Letter relating thereto, in the applicable Business Unit Supplement, or in the applicable Award Supplement.

(b) Registered Shares transferred to a Participant upon the Settlement of CSG Share Awards may or may not be registered under the United States Securities Act of 1933, as amended (the "Securities Act"), and, if not so registered, shall not be permitted to be resold, offered for resale, or otherwise transferred unless such resale or other transfer takes place

        (i) outside the United States in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act,

        (ii) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if applicable),

        (iii) with an opinion of counsel satisfactory to CSG or its designee that such transfer may otherwise properly be made without registration under the Securities Act, or

        (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

        Notwithstanding anything herein to the contrary, no Registered Shares shall be issued or delivered to any Participant pursuant to the Share Plan if CSG determines in good faith that the issuance or delivery of such Registered Shares would violate applicable law of any jurisdiction or the rules or regulations of any exchange on which Registered Shares or the other Underlying Shares are traded.

4.7     Adjustments

(a) Stock Splits, Partial Repayment of Capital, etc. In the event of a material change in the outstanding number or kind of Registered Shares by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares, options or rights offering at a price substantially below fair market value, or similar event, or in the event the shareholders of CSG determine to reduce the nominal value of outstanding Registered Shares and repay a corresponding amount per share (each a "Corporate Change"), the Group Compensation Committee shall, subject to any required action of the Board of Directors, make such substitution or adjustment as to the number or kind of Registered Shares or other securities issuable upon the Settlement of Awards that are CSG Share Awards hereunder, or shall make such cash payments, subject to the same conditions as were applicable to the corresponding Award prior to such adjustment, as necessary to provide that, in the reasonable judgment of the Group Compensation Committee, the consideration receivable by Participants upon Settlement of their Awards following such Corporate Change shall be of equivalent value to the consideration receivable by Participants upon Settlement of their Awards prior to such Corporate Change. Any such determination by the Group Compensation Committee shall be final, binding, and conclusive on the Participants.

(b) No Fractional Shares. No fractional CSG Share Awards shall be awarded and no fractional Registered Shares shall be issued upon the Settlement of Awards.

4.8     Change in Control

(a) In the event a transaction which gives effect to a Change in Control of CSG shall occur, (x) the Share Plan shall continue in effect subject to the terms hereof and (y) CSG Share Awards that consist of or are linked to Registered Shares of CSG ("CSG Share Awards") and are outstanding hereunder shall continue in effect in accordance with their respective terms and each CSG Share Award shall, at the election of the Board of Directors of CSG, either

        (i) immediately before such Change in Control transaction be converted into a Registered Share, or

        (ii) within 60 days following consummation of such Change in Control transaction, be converted into, in lieu of the consideration otherwise provided herein, the same number and kind of stock, securities, cash, property, or other consideration that each holder of a Registered Share was entitled to receive in the Change in Control (the "Transaction Consideration") in respect of a Registered Share or cash in an amount, or indebtedness of CSG with a principal amount, equal to the fair value of such consideration, or any combination of the foregoing, in each case as determined by the Group Compensation Committee in its sole discretion, or

        (iii) depending on the form of an Award, be converted into an option, a Phantom Share, or another form of Award that provides the Participant with the opportunity to receive the Transaction Consideration, provided that Transaction Consideration so received with respect to any Awards shall be subject to the same conditions as were applicable to the Awards so converted (with any cash consideration being retained by the Group until the lapse of the conditions applicable thereto).

        Notwithstanding the foregoing, the Board of Directors of CSG may, in its sole discretion, choose to accelerate the lapse of Settlement Conditions and/or Settlement of all CSG Share Awards held by Participants if the Board of Directors determines that such acceleration, lapse of Settlement Conditions, and/or Settlement of such Awards would be in the best interests of the Group and the Participants.

(b) For purposes hereof, in the event of a transaction which gives effect to a Change in Control of CSG, the consideration that a holder of a Registered Share shall be deemed to receive shall be equal to the kind and amount of consideration, as determined by the Group Compensation Committee, paid by the Acquiring Person in the transaction which resulted in the Change in Control (which, in the event that the Acquiring Person shall have made an offer to all holders of Registered Shares either pursuant to the current Swiss Codex on takeovers or the Swiss Stock Exchange Act shall be the purchase price paid for such shares pursuant to such offer).

(c) In the event a transaction shall occur with respect to a Subsidiary that would constitute a Change in Control of CSG if such transaction had occurred with respect to CSG, the Group Compensation Committee may, in its sole discretion, choose to accelerate the lapse of Settlement Conditions and/or Settlement of all CSG Equity Awards held by Participants who are Employees of such Subsidiary (or of subsidiaries of such Subsidiary).

(d)     In the event that

        (i) a Participant's employment with the Group is terminated by the Group without Cause or

        (ii) a Participant terminates his employment with the Group (other than in circumstances in which such Participant's employment could have been terminated by the Group for Cause),

        in either of (i) or (ii) within one year after a Change in Control of CSG, then the Group Compensation Committee shall accelerate the lapse of all Settlement Conditions and/or Settlement of all Awards held by such Participant.

4.9     Distribution from Trust to Participants

        At its unrestricted discretion, the Group may

        (i) contribute property to any trust for the benefit of employees of the Group and

        (ii) procure that the trustee of any trust created for the benefit of employees then or formerly employed by the Group transfers Registered Shares, dividends on Registered Shares or Dividend Equivalents, or property becoming receivable under an Award on a Change in Control Transaction, to a Participant in satisfaction and discharge of that Participant's right to receive such Registered Shares, dividends on Registered Shares or Dividend Equivalents, or property becoming receivable on a Change in Control Transaction, pursuant to one or more of his or her Awards. In the event that the trustee of any such trust makes such a transfer of such Registered Shares, payment of dividends on Registered Shares or Dividend Equivalents, or property becoming receivable on a Change in Control, then, to the extent of that transfer, the affected Participant's claims to such Registered Shares, dividends on Registered Shares or Dividend Equivalents, or property becoming receivable in a Change in Control Transaction shall be fully and completely satisfied and he or she shall have no outstanding claim thereto against the Group. Any such transfer from such a trust shall be subject to any withholding determined upon and made by the trustee or the applicable Legal Entity Compensation Committee of or from any Registered Shares or other property receivable by a Participant on such a transfer to enable the trustee to pay any income or social security taxes arising in respect of the Participant's entitlement to such Registered Shares or other property.

Section 5:     Terms Applicable to All Forms of Awards

5.1     Terms Applicable to All Forms of Awards

        The following terms apply to all Awards issued under the Share Plan, except as otherwise expressly provided in a Supplement or in the Award Letters relating thereto.

5.2     Additional Condition to Vesting and Settlement

        Anything else herein or in a Supplement to the contrary notwithstanding, it will be an additional condition to the vesting (if applicable) and Settlement of a Compensation Award, Longevity Premium Award, or Special Award that the holder of the Award not, at any time prior to the date on which vesting or Settlement thereof is otherwise required to take place:

(a) directly or indirectly disclose any secret, confidential, or proprietary information that belongs to or concerns the Group or that such holder learned by reason of his or her association with the Group or directly or indirectly use any such information to the detriment of the Group or the applicable Business Unit, as determined by the Executive Board of the applicable Business Unit in good faith; or

(b) willfully engage in any other conduct that is materially detrimental to the Group or the applicable Business Unit, as determined by the Executive Board of the applicable Business Unit in good faith.

5.3     Reversion of Awards

        In all cases in which the vesting of Awards subject to vesting ceases or the Settlement of Awards is not specifically provided for hereunder, in a Supplement, or in the applicable Award Letter, such Awards shall revert to the Group and the Participant shall have no further rights with respect thereto.

5.4     Restrictions on Transfer

        No Award shall be assignable, pledgeable, or transferable, and no right or interest of any Participant in any Award shall be subject to any lien, obligation, liability, or other such encumbrance of the Participant, except by will or the laws of descent and distribution. Notwithstanding the foregoing, a Participant may assign or transfer his or her rights with respect to any or all of the Awards owned by such Participant to a trust, limited liability company, or partnership of which all of the beneficiaries, members, or partners are the transferring Participant or members of his or her immediate family, subject to compliance with all applicable tax, securities, and other laws; provided that notwithstanding the foregoing, no such transfer shall be effective to bind the Group unless the Group Compensation Committee shall have been furnished with

(a) written notice thereof and with a copy of such evidence as the Group Compensation Committee or its designee may deem necessary to establish the validity of the transfer and

(b) an agreement by the transferee to comply with all the terms and conditions of the Awards that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award;

        and, provided further that the Group may prohibit any such assignment or transfer if it shall determine (based on the advice of counsel) that the assignment or transfer could result in the occurrence of a taxable event in respect of any Award.

5.5     Application of Consideration Received upon Settlement

        The Group shall have the right to apply the actual shares Registered Shares receivable by a Participant upon Settlement of a CSG Phantom Share (or upon the exercise of an option after Settlement), or to sell such Registered Shares and apply the proceeds of such sale, to any obligations of such Participant to his or her Employer, or to any other entity that is part of the Group, arising in connection with or relating to the Share Plan. The Group shall have the right to apply any cash, securities, or other consideration otherwise receivable by a Participant upon Settlement of any Award (or the proceeds thereof) to any obligations of such Participant to his or her Employer, or to any other entity that is part of the Group, arising in connection with or relating to the Share Plan.

5.6     Withholding

        The Group shall have the right (jointly and severally) on behalf of any Participant to apply any Registered Shares or other consideration held or receivable or received by such Participant upon or after Settlement of his or her CSG Share Awards, or to sell such Registered Shares or other consideration and apply the sale proceeds, or to apply any cash, securities, or other consideration otherwise payable to such Participant upon Settlement of such Participant's Awards (or the proceeds thereof), to any statutory withholdings with respect to the proceeds of such Settlement and for which the Participant has not separately provided.

5.7     Currency Facilities

        A Business Unit may provide facilities to its Employees who are Participants in order to enable them to protect the value of their CSG Share Awards or other Awards from fluctuations in currency or movements between the currency in which such Awards are denominated and the designated currency of such facility.

5.8     Shareholder Rights

        No holder of a CSG Share Award (other than a CSG Share Award in the form of an actual Registered Share) or other Award shall have any rights of a shareholder of CSG or any Subsidiary. Holders of actual Registered Shares received upon Settlement of CSG Share Awards shall have all rights of shareholders as to such Shares.

Section 6:     General Provisions

6.1     No Right to Awards or to Employment

        No person shall have any claim or right to be granted an Award. Awards are granted at the unrestricted discretion of the Group and the grant of an Award shall not be construed as giving a Participant an entitlement to any future same, similar, or other Awards for any later year or period. No Participant shall have a right or claim of whatever nature to any Award unless and until the Group determines at its unrestricted discretion to make an Award, and communicates details of that Award, to the affected Participant. No Award made during or in respect of a year or period shall constitute salary or recurrent compensation receivable in that or any later year or period, or as contractual compensation to be taken into account in the determination of employment-related benefits or provision. The Group expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Share Plan, except as expressly provided herein or in any Award Letter or other agreement entered into with respect to an Award.

6.2     Construction of the Share Plan

(a) Governing Law. To provide for consistent application of the Share Plan to all Participants, the Share Plan shall in all cases be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed in that state (without regard to conflicts of law principles thereof).

(b) Amendment, Suspension, or Termination of Share Plan. The Group Compensation Committee may amend, suspend, or terminate the Share Plan (including any Supplement) or any portion hereof at any time without shareholder approval.

(c) Amendment, Modification, or Termination of Awards. If approved by the responsible Legal Entity Compensation Committee, any Award made under the Share Plan may be made in such form or on such terms or conditions (whether or not approved by any tax or other authority), in order to secure beneficial tax treatment for Participants, as such Legal Entity Compensation Committee may determine in light of a full analysis presented thereto on the effects on the Employer and the Group of such proposed terms. An Employer may, with the approval of the responsible Legal Entity Compensation Committee, amend, modify, or terminate any outstanding Award with the Participant's consent at any time prior to the Settlement of such Award or may, with approval of the Executive Board of the applicable Business Unit, permit accelerated Settlement of an Award upon the occurrence of a taxable event with respect thereto, to the extent that the Registered Shares receivable upon such Settlement (or the proceeds thereof), or the cash, securities, or other consideration otherwise payable upon Settlement of any such Award (or the proceeds thereof) are applied to the resulting tax liability. CSG or an Employer may, with the approval of the responsible Legal Entity Compensation Committee, accelerate the Settlement of any Award at any time upon notice to the holder thereof if such Committee determines that doing so is necessary or desirable for liquidity management or corporate tax planning purposes.

6.3     Award Letters

        Each grant to a Participant of an Award under the Share Plan shall be evidenced by a letter (an "Award Letter") informing such recipient of the Awards granted him or her and the form, terms, and aggregate number thereof, incorporating by reference the terms of the Share Plan (including all applicable Supplements), and setting forth such specific provisions, not inconsistent with the terms of the Share Plan (including all applicable Supplements), as the responsible Legal Entity Compensation Committee may deem appropriate in its discretion or which may be required for the intended tax treatment. Each Award Letter shall provide that, by accepting the Awards being granted thereunder, the Participant agrees to be bound by all applicable provisions of the Share Plan (including this Master Plan Document and all applicable Supplements) and such Award Letter, including any consent to any jurisdiction and arbitration provisions set out therein. An Award Letter may specify conditions to the vesting of an Award and restrictions on the Settlement of an Award in addition to those set out in the Share Plan.

6.4     Participants as Unsecured Creditors

        The Group shall not establish any separate or special fund or make any other segregation of assets to assure the payment of amounts under the Share Plan, and rights to payment with respect to Awards hereunder shall be no greater than those of the Group's (including any Employer's) unsecured, general creditors.

6.5     Transfers upon Death/Beneficiary Designations

        Each Participant under the Share Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any Award under the Share Plan is to be transferred or by whom any right under the Share Plan is to be exercised in case of such Participant's death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Group Compensation Committee or its designee and will be effective only when filed by the Participant in writing with the Group Compensation Committee or its designee during his or her lifetime. In the absence of any such designation, Awards outstanding at the Participant's death shall be transferred to the Participant's heirs or estate by the laws of descent and distribution. Notwithstanding the foregoing, no transfer by beneficiary designation or by will or the laws of descent and distribution shall be effective to bind the Group unless the Group shall have been furnished with

(a) written notice thereof and with a copy of the will and/or such evidence as the Group Compensation Committee or its designee may deem necessary to establish the validity of the transfer and

(b) an agreement by the transferee to comply with all the terms and conditions of the Awards that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

        Thereafter, the term "Participant" as used in the Share Plan shall be deemed to include a Participant's transferees pursuant to this Section 6.5.

6.6     Effective Date

        The Share Plan shall be effective as of January 1, 2002.

Section 7:     Definitions

        "Award" has the meaning ascribed thereto in Section 3.1.

        "Award Letter" has the meaning ascribed thereto in Section 6.3.

        "Award Supplement" has the meaning ascribed thereto in Section 1.3(a).

        "Business Unit" means each of the business units through which the Group operates its banking and/or insurance business, namely (as of January 1, 2002) the Credit Suisse First Boston and the Credit Suisse Financial Services business units, and the Group Corporate Center; any successor to or replacement of any of the foregoing business units; and each other business unit of the Group as may from time to time be established.

        "Business Unit Supplement" has the meaning ascribed thereto in Section 1.3(a).

        "Cause" means, in the case of any Participant,

        (i) such Participant's willful misconduct or gross negligence in the performance of his or her duties or the willful and continued failure or refusal of such Participant to perform any duties reasonably requested in the course of his or her employment (other than a failure resulting from his or her Disability); or

        (ii) fraud, dishonesty, or any other improper conduct engaged in by such Participant that causes, or has the potential to cause, harm to the Group (including CSG and any subsidiary thereof) or its business or reputation, including, without limitation, violation by such Participant of any policies of the Group applicable to him or her, violation by such Participant of laws, rules, or regulations applicable to such Participant, criminal activity, habitual drunkenness, or use of illegal drugs; or

        (iii) the violation by such Participant of any provision of the Share Plan or any Award Letter applicable to him or her or the engaging in by such Participant of a Competitive Activity or a Soliciting Activity during his or her employment with the Group or a failure by such Participant to give notice of a resignation as required by any applicable contract, agreement, or policy.

        "Change in Control" shall mean, with respect to CSG:

        (i) any person (as such term is used in Sections 13(d) and 14(d) of the U.S. Securities Exchange Act of 1934, as amended) (an "Acquiring Person") becomes the beneficial owner (as such term is defined for purposes of Swiss law), directly or indirectly, of securities of CSG representing more than 33-1/3% of the combined voting power of CSG's then outstanding securities, other than beneficial ownership by CSG, any employee benefit plan of CSG, or any person or entity organized, appointed, or established pursuant to the terms of any such benefit plan;

        (ii) the consummation of a merger or consolidation involving CSG or the sale of substantially all of the assets of CSG to one or more corporations, in any case other than with or to a corporation 50% or more of which is controlled by, or is under common control with, CSG, and except for any such merger or consolidation as a result of which shareholders of CSG immediately prior to such transaction continue to own securities representing a majority of the voting power of the surviving entity in such transaction; or

        (iii) during any two-year period, individuals who at the date on which the period commences constitute a majority of the Board of Directors of CSG cease to constitute a majority thereof for any reason; provided, however, that a director who was not a director at the beginning of such period shall be deemed to have satisfied the two-year requirement if such director was nominated or elected by, or on the recommendation of, at least two-thirds of the directors who were directors at the beginning of such period (either actually or by prior operation of this provision), other than any director who is so approved in connection with any actual or threatened contest for election to positions on the Board of Directors.

        "Compensation Award" has the meaning ascribed thereto in Section 3.3(a).

        "Competitive Activity" shall mean, with respect to any Participant, that such Participant

        (i) enters into any Affiliation (as hereinafter defined) with any person, corporation, partnership, or other business entity or enterprise pursuant to which such Participant engages in any activities which, (x) with respect to a Participant whose employment with the Group terminated prior to such Affiliation, are competitive with or substantially similar to the principal business activities in which such Participant engaged in at any time during the 12-month period prior to the termination of the Participant's employment with the Group or, (y) with respect to a Participant who is employed by the Group at the time of such Affiliation, the applicable Legal Entity Compensation Committee or Executive Board determines in good faith are inconsistent with the best interests of the Group or which are in violation of any policy of the Company regarding the engaging in of competitive activities or

        (ii) directly or indirectly discloses any secret, confidential, or proprietary information that belongs to or concerns the Group or that such Participant learned by reason of his or her association with the Group or directly or indirectly uses any such information to the detriment of the Group or the applicable Business Unit.

        For purposes of the foregoing, an "Affiliation" with any entity or enterprise shall mean any direct or indirect interest in such entity or enterprise, whether as an officer, director, employee, partner, stockholder, sole proprietor, trustee, consultant, agent, representative, broker, finder, promoter, or otherwise; provided, however, that the acquisition of up to 5% for passive investment purposes of any class of the outstanding equity, debt securities, or other equity interests of any person, corporation, partnership, or other business entity or enterprise shall not, in and of itself, be construed as an affiliation with such person or entity or enterprise. A Participant who is asked to certify that he or she is not engaging or has not engaged in a Competitive Activity for purposes of this definition and who fails to provide such certification shall be deemed to be engaging or have engaged in a Competitive Activity. A Participant may apply in writing to the Executive Board of the applicable Business Unit for a determination as to whether an activity such Participant proposes to engage in will constitute a "Competitive Activity" for purposes of this definition and such Executive Board shall respond within 21 days of receipt of such application.

        "Corporate Change" has the meaning ascribed thereto in Section 4.7(a).

        "Credit Suisse Group Swiss Share Plan" means the Credit Suisse Group Swiss Share Plan as adopted by the Group Compensation Committee on January 31, 2002.

        "CSG" has the meaning ascribed thereto in Section 1.1.

        "Disability" means, with respect to a Participant, a termination of such Participant's employment as a consequence of being deemed disabled under the long-term employee benefit plans of the Group applicable to such Participant.

        "Dividend Equivalent" has the meaning ascribed thereto in Section 4.2.

        "Early Retirement" means, with respect to any Participant who has not yet reached the age of 60, the retirement of such Participant from employment with the Group after the Participant has reached a minimum age of 50 and a minimum length of service with the Group of ten years or, in the case of a Participant who became employed by the Group at age 50 or later, the retirement of such Participant from employment with the Group after service of at least five years.

        "Employee" means a Managing Director, Managing Director Senior Advisor, Director, Member of Senior Management, Vice President, executive, or any other key employee of the Group, in each case as designated by the responsible Legal Entity Compensation Committee. Notwithstanding the foregoing, the term "Employee" shall not include independent contractors or any other persons who are not treated by the Group as employees for purposes of withholding employment taxes, regardless of any contrary governmental or judicial determination relating to such employment status or tax withholding.

        "Employer" means, in the case of any Employee and any Award, that company that was the direct employer of such Employee, or the holding company of such company, at the time of the grant of such Award (or each such company) or such other company (or companies) as may be designated as the Employer of any Employee or group of Employees by the responsible Legal Entity Compensation Committee.

        "Group" means CSG and its Subsidiaries.

        "Group Compensation Committee" has the meaning ascribed thereto in
        Section 1.1.

        "Incentive Performance Bonus" means an annual discretionary incentive performance bonus awarded to an Employee.

        "Legal Entity Compensation Committee" means,

        (i) in respect of the Credit Suisse First Boston Business Unit, the Compensation and Appointments Committee of the Board of Directors of Credit Suisse First Boston, a Swiss bank;

        (ii) in respect of the Credit Suisse Financial Services Business Unit, the Compensation and Appointments Committee of the Boards of Directors of Credit Suisse, a Swiss bank, Winterthur Swiss Insurance Company, and Winterthur Life;

        (iii) in respect of the Group Corporate Center, the Group Compensation Committee; and

        (iv) in respect of any other business unit of the Group as may from time to time be established, such entity as may be designated by the Group Compensation Committee.

        "Longevity Premium Award" has the meaning ascribed thereto in Section 3.3(b).

        "Master Plan Document" has the meaning ascribed thereto in Section
        1.3(a).

        "Normal Retirement" means, with respect to any Participant, the retirement of such Participant from employment with the Group at age 60 or later.

        "OGR" means, in the case of CSG or any Business Unit, the OGR (Organizational Guidelines and Regulations), as well as any regulations issued thereunder, applicable to CSG or such Business Unit, as the case may be.

        "Participant" means a person who holds an Award under the Share Plan.

        "Phantom Share" means an unsecured right to receive a share of the actual stock to which such Phantom Share is linked.

        "Registered Shares" has the meaning ascribed thereto in Section 3.1.

        "Scheduled Settlement Date" has, in the case of any CSG Share Award, the meaning ascribed thereto in Section 4.3(a) and, in the case of any other type of Award, the meaning ascribed thereto in the applicable Award Supplement or Award Letter.

        "Settlement" means,

        (x)    with respect to any CSG Share Award,

                (i) the lapse of the restrictions set out in Section 5.4 on the transfer of such Award in the case of an Award consisting of a restricted Registered Share;

                (ii) the conversion of such Award to an actual Registered Share not subject to such transfer restrictions in the case of an Award consisting of a Phantom Share; or

                (iii) such other event as results in the holder of an Award holding or receiving or becoming entitled to receive, in lieu of the Award, an actual Registered Share not subject to such transfer restrictions, or cash, securities, or such other consideration as may be provided in the applicable Supplement or Award Letter;

        (y)     with respect to an option, that the option becomes exercisable;
                or

        (z) with respect to any other form of Award, such event as results in the holder of such Award becoming entitled to receive, in lieu of the Award, cash, securities, or such other consideration as may be provided in the applicable Supplement or any Award Letter relating to such Award;

        or shall, in the case of any Award, have the meaning ascribed thereto in the applicable Supplement or Award Letter.

        "Settlement Conditions" means, with respect to any Award, that the Participant who holds such Award does not engage in any Competitive Activity or any Soliciting Activity.

        "CSG Share Award" has the meaning ascribed thereto in Section 4.1.

        "Share Compensation Table" means a table (or tables) adopted by the Group Compensation Committee in respect of any Business Unit that specifies the portion of total annual compensation of Participants who are Employees of that Business Unit that is to be awarded as Compensation Awards hereunder, as such table may from time to time be amended.

        "Share Plan" means the Credit Suisse Group International Share Plan, as set out in this Master Plan Document, as from time to time amended, and as supplemented, in the case of any Participant or Award, by the Business Unit Supplement, Award Supplement, or other Supplement applicable to that Participant or Award.

        "Soliciting Activity" shall mean, with respect to any Participant, that such Participant solicits, endeavors to entice away from the Group, or otherwise interferes with the relationship of the Group with any person who was associated with the Group as an employee, consultant, or independent contractor or as a customer or client at any time during the 12-month period preceding such solicitation or interference. A Participant who is asked to certify that he or she is not engaging or has not engaged in a Soliciting Activity for purposes of this definition and who fails to provide such certification shall be deemed to be engaging or have engaged in a Soliciting Activity. A Participant may apply, in writing, to the Executive Board of the applicable Business Unit for a determination as to whether an activity such Participant proposes to engage in will constitute a "Soliciting Activity" for purposes of this definition and such Executive Board shall respond within 21 days of receipt of such application.

        "Special Award" has the meaning ascribed thereto in Section 3.3(c).

        "Subsidiary" means a subsidiary corporation as defined in Section 424(f) of the U.S. Internal Revenue Code of 1986, as amended.

        "Supplement" has the meaning ascribed thereto in Section 1.3(a).

        "Transaction Consideration" has the meaning ascribed thereto in Section 4.8(a).

[LOGO]




                                         INTERNATIONAL
                                         SHARE PLAN
                                         OPTION SUPPLEMENT
                                         TO THE MASTER PLAN DOCUMENT

                                         (AS ADOPTED ON JANUARY 31, 2002)

Section 1:     Introduction

1.1     Purpose

        The Master Plan Document (the "Master Plan Document") relating to the Credit Suisse Group International Share Plan (the "Share Plan"), as amended and restated and adopted by the Compensation and Appointments Committee of the Board of Directors (the "Group Compensation Committee") of Credit Suisse Group ("CSG") on January 31, 2002, provides, in Section 1 thereof, for the adoption of such Award Supplements to the Master Plan Document as the Group Compensation Committee may determine are necessary to set forth terms and conditions applicable to particular forms of Awards that are in addition to or different from the general terms set out in, but not inconsistent with the intent of, or (except as expressly approved by the Group Compensation Committee) more favorable to Participants than, the Master Plan Document. This Award Supplement to the Master Plan Document sets forth certain terms and conditions applicable to Awards that are granted pursuant to the Share Plan in the form of options to purchase Registered Shares ("Options"). This Award Supplement was approved by the Group Compensation Committee on January 31, 2002 and supersedes and replaces the Option Supplement approved by the Group Compensation Committee on January 25, 2001. In the event of any inconsistencies between the specific terms set forth herein applicable to Options and the terms set forth in the Master Plan Document, the terms set forth herein shall govern, unless the Group Compensation Committee determines otherwise.

1.2     Definitions

        Terms are used herein with the meanings ascribed to them in the Master Plan Document unless otherwise defined herein.

Section 2:     Terms of Options

2.1     Identification of Options; Limitation on Option Grants

        All Awards granted to Participants in the form of Options shall be clearly identified in the Award Letter as options that are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"). Notwithstanding anything to the contrary in the Master Plan Document, the maximum number of Registered Shares with respect to which Option grants may be made under the Share Plan in any calendar year to any Participant shall not exceed 1,200,000 Registered Shares, in the aggregate, as the same may be adjusted pursuant to the provisions of
        Section 3 hereof.

2.2     Exercise Price

        The exercise price of any Option shall be such price as the applicable Legal Entity Compensation Committee shall determine on the date on which the Award to which such Option corresponds is granted; provided, that such price may not be less than the minimum price required by law.

2.3     Term and Exercise of Options

(a) Time of Exercise. Each Option shall be exercisable on such date or dates, during such period and for such number of Registered Shares as shall be determined by the applicable Legal Entity Compensation Committee on the day on which such Option is granted and set forth in the Award Letter that relates to such Option; provided, however, that except as expressly set forth herein, no Option shall be exercisable by a Participant prior to the second anniversary of the date of grant of such Option. In addition, no Option shall be exercisable after the expiration of ten years from the date on which such Option was granted. Notwithstanding the foregoing, each Option shall be subject to earlier termination, expiration, or cancellation upon the termination, expiration, or cancellation of such Option, as provided in the Share Plan or in the Award Letter that relates to such Option, and as provided in paragraph (f) of this Section 2.3. In the event that Settlement of an Option does not take place pursuant to the provisions of the Share Plan or this Option Supplement, such Option shall terminate. "Settlement" means, as to any Option, that such Option becomes exercisable.

(b) Scheduled Settlement of Options. In the event a Participant remains continuously employed by the Group through the second anniversary of the date of grant of any Awards consisting of Options, Settlement of such Awards shall occur on such second anniversary (the "Scheduled Settlement Date" for such Options), or on such later date as is set forth in a Participant's Award Letter.

(c) Settlement of Options Following Early Termination of Employment. In the event of the termination of a Participant's employment prior to the Scheduled Settlement Date of Options granted for any year, Settlement of such Options shall take place if and to the extent provided below or as otherwise set forth in an Award Letter. For these purposes and purposes of Section 2.3(f) below, a "Notice of Breach" is a written notice delivered to a Participant informing him or her that the Company has determined in good faith that he or she has breached a Settlement Condition.

        (i) Termination of Employment as a Consequence of Death, Disability, Normal Retirement, or a Termination of Employment by the Group without Cause. If such termination of employment occurs as a consequence of the Participant's death, Disability, or Normal Retirement or consists of a termination of employment by the Group without Cause, Settlement of all Options held by such Participant shall take place as of the date of such termination of employment.

        (ii) Termination of Employment as a Consequence of Resignation (including Early Retirement).

                (x) If such termination of employment occurs as a consequence of the Participant's resignation (including Early Retirement) occurring less than one year after the grant of Options for any year, Settlement of 25% of such Options held by such Participant shall place on the second anniversary of the date of grant thereof or on such earlier date on which the Participant receives a Notice of Breach; Settlement of an additional 25% of such Options held by such Participant shall take place on such second anniversary or on such earlier date on which the Participant receives a Notice of Breach provided that the Participant continuously complied with the Settlement Conditions through the first anniversary of the grant of such Options; and Settlement of the final 50% of such Options held by such Participant shall take place on such second anniversary provided that the Participant continuously complied with the Settlement Conditions through the second anniversary of the grant of such Options. Except as expressly provided above, no Settlement of such Options shall take place at any time.

                (y) If such termination of employment occurs as a consequence of the Participant's resignation (including Early Retirement) occurring one year or more but less than two years after the grant of Option for any year, Settlement of 50% of such Options held by such Participant shall place on the second anniversary of the date of grant thereof or on such earlier date on which the Participant receives a Notice of Breach and Settlement of the remaining 50% of such Option shall take place on such second anniversary provided that the Participant continuously complied with the Settlement Conditions through the second anniversary of the grant of such Options. Except as expressly provided above, no Settlement of such Options shall take place at any time.

        (iii) Termination of Employment with Cause. If such termination of employment consists of a termination by the Group with Cause, or, anything else herein to the contrary notwithstanding, if the Executive Board of the applicable Business Unit determines that at any time prior to the termination of a Participant's employment such Participant engaged in conduct that would have been grounds for terminating his or her employment for Cause, Settlement of such Participant's Awards consisting of Options shall take place if and to the extent provided below or as otherwise set forth in an Award Letter.

                (x) If such termination of employment for Cause is deemed to have occurred prior to the grant of Options for any year, no Settlement of such Options shall take place at any time.

                (y) If such termination of employment for Cause occurs (or is deemed to have occurred) less than one year after the grant of Options for any year, Settlement of 25% of such Options held by such Participant shall take place on the date of termination of employment. No Settlement of the remaining 75% of such Options shall take place at any time.

                (z) lf such termination of employment for Cause occurs (or is deemed to have occurred) one year or more but less than two years after the grant of Options for any year, Settlement of 50% of such Options held by such Participant shall take place on the date of termination of employment. No Settlement of the remaining 50% of such Options shall take place at any time.

        For these purposes, (x) in the event that the Executive Board of the applicable Business Unit determines that at any time prior to the termination of employment a Participant engaged in conduct that would have been grounds for terminating his or her employment for Cause, such Participant's employment shall be deemed to have been terminated with Cause effective as of the date on which the events giving rise to "Cause" first occurred, and (y) in the event that any Participant who terminates his or her employment with the Group does not provide the Group with the period of notice of such termination required by any employment contract, agreement, arrangement, or other policy applicable to such Participant, such Participant's employment shall, anything else herein to the contrary notwithstanding, be deemed to have been terminated with Cause effective as of the date on which such Participant terminated his or her employment.

(d) Partial Exercise. The exercise of less than all of the Options held by a Participant shall not cause the expiration, termination, or cancellation of the remaining Options held by such Participant.

(e) Manner of Exercise. An Option shall be exercised by delivering notice in the form prescribed by CSG to CSG or to any person designated by CSG no less than three business days in advance of the effective date of the proposed exercise. Such notice shall specify the number of Registered Shares with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. Payment for Registered Shares purchased upon the exercise of an Option shall be made not later than the effective date of such exercise by any method approved by the Group Compensation Committee from time to time.

(f) Early Cancellation. In the event that, at any time after the termination of the employment of a Participant as a result of resignation (including Early Retirement) such Participant receives a Notice of Breach (as defined in Section 2.3(c)), each outstanding Option held by such Participant shall, anything else in the Share Plan to the contrary notwithstanding, and regardless of whether or not Settlement of such Option has occurred, terminate and be cancelled 30 days after the Participant receives such Notice of Breach. Upon the termination of the employment of a Participant by the Group for Cause, each outstanding Option held by such Participant shall, anything else in the Share Plan to the contrary notwithstanding, and regardless of whether or not Settlement of such Option has occurred, automatically terminate and be cancelled 30 days after the effective date of such termination of employment.

(g) Securities Laws. Registered Shares transferred to a Participant upon the exercise of an Option may or may not be registered under the United States Securities Act of 1933, as amended (the "Securities Act"), and, if not so registered, shall not be permitted to be resold, offered for resale, or otherwise transferred unless such resale or other transfer takes place

        (i) outside the United States in an offshore transaction in accordance with Rule 904 of Regulations under the Securities Act,

        (ii) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if applicable),

        (iii) with an opinion of counsel satisfactory to CSG that such transfer may otherwise properly be made without registration under the Securities Act, or

        (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

        Notwithstanding anything herein to the contrary, no Registered Shares shall be issued or delivered to any Participant pursuant to the exercise of an Option if CSG determines in good faith that the issuance or delivery of such Registered Shares would violate applicable law of any jurisdiction or the rules or regulations of any exchange on which Registered Shares are traded.

2.4     Other Terms

(a) Transfer Restrictions. Except as expressly provided in this Section 2.4(a), during the lifetime of a Participant, each Option granted to him or her shall be exercisable only by him or her. No Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution, unless otherwise provided in a Participant's Award Letter. Notwithstanding the foregoing, a Participant may assign or transfer his or her rights with respect to any or all of the Options owned by such Participant to a trust, limited liability company, or partnership of which all of the beneficiaries, members, or partners are the transferring Participant or his or her immediate family, subject to compliance with all applicable tax, securities, and other laws and to approval by the Employer of such Participant of the documentation effecting the transfer (which approval shall not be unreasonably withheld); provided that no Option shall be assignable or transferable unless and until any proposed transferee has agreed in writing to be bound by the terms of the Share Plan (including without limitation the Master Plan Document and this Option Supplement) and any additional terms and conditions set forth in a Participant's Award Letter as if such transferee had been an original signatory thereto and provided, further that the Group may prohibit any such assignment or transfer if it shall determine (based on the advice of counsel) that the assignment or transfer is likely to result in the occurrence of a taxable event in respect of any Option.

(b) Master Plan Document. All the terms set out in Section 5 of the Master Plan Document ("Terms Applicable to All Forms of Awards") shall be applicable to Options except as otherwise expressly set forth herein or in the applicable Award Letter. Holders of Options shall not be entitled to receive dividends or Dividend Equivalents in respect thereof.

Section 3:     Adjustments

3.1     Adjustments

        Notwithstanding anything to the contrary in the Master Plan Document, the Group Compensation Committee shall be authorized to take the following actions with respect to outstanding Options.

(a) Outstanding Options - Increase or Decrease in Issued Registered Shares Without Consideration. In the event of any increase or decrease in the number of issued Registered Shares resulting from a subdivision or consolidation of Registered Shares or the payment of a stock dividend (but only on Registered Shares), or any other increase or decrease in the number of such shares effected without receipt of consideration by CSG, the Group Compensation Committee in its discretion shall proportionally adjust the number of Registered Shares subject to each outstanding Option, and the exercise price per Registered Share of each such Option if and to the extent it deems appropriate.

(b) Outstanding Options - Certain Mergers. In the event of a merger or consolidation involving CSG as a result of which shareholders of CSG immediately prior to such transaction receive only securities of the surviving entity in such transaction, each Option outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of Registered Shares subject to such Option would have received in such merger or consolidation.

        Notwithstanding the foregoing, the Board of Directors of CSG may, in its sole discretion, choose to accelerate the lapse of Settlement Conditions and/or Settlement of all Options held by Participants if the Board of Directors determines that such acceleration, lapse of Settlement Conditions, and/or Settlement of such Awards would be in the best interests of the Group and the Participants.

(c) Outstanding Options - Certain Other Transactions. In the event of (1) a dissolution or liquidation of CSG, (2) a sale of all or substantially all of CSG's assets, or (3) a merger or consolidation involving CSG in which the shareholders of CSG immediately prior to such transaction receive securities of an entity other than the surviving entity in such transaction and/or other property, including cash, the Group Compensation Committee shall have the power to:

        (i) cancel, effective immediately prior to the occurrence of such event, each Option outstanding immediately prior to such event (whether or not then exercisable and regardless of whether the Value (as defined below) of a Registered Share subject to such Option is less than, equal to or greater than the exercise price per Registered Share subject to the Option), and, in full consideration of such cancellation, pay to the Participant to whom such Option was granted an amount in cash (which may be zero), for Registered Shares subject to such Option equal to the excess, if any, of (A) the value, as determined by the Group Compensation Committee, of the property (including cash) received by the holder of a Registered Share as a result of such event over (B) the exercise price of such Option;

        (ii) provide for the exchange of each Option outstanding immediately prior to such event (whether or not then exercisable) for an option on or stock appreciation right with respect to, as determined by the Group Compensation Committee, some or all of the property for which Registered Shares are exchanged in such event and, incident thereto, make an equitable adjustment as determined by the Group Compensation Committee in the exercise price of the option or stock appreciation right, or the number of shares or amount of property subject to the option or stock appreciation right or, if the Group Compensation Committee so determines, provide for a cash payment to the Participant to whom such Option was granted in partial consideration for the exchange of the Option; or

        (iii) take similar action with similar effect as it may deem appropriate.

        For purposes of this Option Supplement, "Value" means, for any date on or as of which the value of Registered Shares is to be determined (any such date, a "Valuation Date"), the average, for the ten trading days up to and including such Valuation Date, of the closing sale price of Registered Shares, on a spot basis, on each such day or, if no such closing sale takes place on any such day, the average of the closing bid and asked prices thereof on such day, in each case as officially reported on the Swiss Exchange.

(d) Other Changes. In the event of any change in the capitalization of CSG or an organizational change other than those specifically referred to herein, the Group Compensation Committee may make such adjustments in the number and class of shares subject to Options outstanding on the date on which such change occurs and in the per-share exercise price of each such Option as the Group Compensation Committee may consider appropriate to prevent dilution or enlargement of rights.

(e) No Other Rights. Except as expressly provided herein, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of CSG or any other entity. Except as expressly provided herein, no issuance by CSG of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Registered Shares subject to an Option or the exercise price of any Option.

(f) Termination of Options. In the event that the Group Compensation Committee determines in good faith that allowing Options to remain outstanding would be inconsistent with the material interests of CSG, the Group Compensation Committee shall have the right to terminate all outstanding Options. Upon any such termination, CSG shall notify each affected Participant and shall either permit any such affected Participant to exercise his or her Options within thirty days of notification of such termination or pay the affected Participant a cash payment, with respect to each outstanding Option held by such Participant, equal to the product of (A) the excess, if any, of (i) the Value of a Registered Share on the date of termination of the Option over (ii) the exercise price per share of such Option multiplied by (B) the number of shares subject to such Option.

[LOGO]



                                         INTERNATIONAL
                                         SHARE PLAN
                                         ALTERNATIVE INVESTMENT AWARD SUPPLEMENT
                                         TO THE MASTER PLAN DOCUMENT

                                         (AS ADOPTED ON JANUARY 31, 2002)

Section 1:     Introduction

1.1     Purpose

        The Master Plan Document (the "Master Plan Document") relating to the Credit Suisse Group International Share Plan (the "Share Plan"), as amended and restated and adopted by the Compensation and Appointments Committee of the Board of Directors (the "Group Compensation Committee") of Credit Suisse Group ("CSG") on January 31, 2002, provides, in Section 1 thereof, for the adoption of such Award Supplements to the Master Plan Document as the Group Compensation Committee may determine are necessary to set forth terms and conditions applicable to particular forms of Awards that are in addition to or different from the general terms set out in, but not inconsistent with the intent of, or (except as expressly approved by the Group Compensation Committee) more favorable to Participants than the Master Plan Document. This Award Supplement to the Master Plan Document sets forth certain terms and conditions applicable to Awards that may be granted pursuant to the Share Plan the value of which may vary based on changes in certain indices designated by the Group ("Alternative Investment Awards"). This Award Supplement was approved by the Group Compensation Committee on January 31, 2002 and supersedes and replaces the Alternative Investment Award Supplement approved by the Group Compensation Committee on January 25, 2001. In the event of any inconsistencies between the specific terms set forth herein applicable to Alternative Investment Awards and the terms set forth in the Master Plan Document, the terms set forth herein shall govern, unless the Group Compensation Committee determines otherwise.

1.2     Definitions

        Terms are used herein with the meanings ascribed to them in the Master Plan Document unless otherwise defined herein.

Section 2:     Accounts

2.1     Establishment of Accounts

        For each year during the term of the Share Plan for which Alternative Investment Awards are granted, the responsible Legal Entity Compensation Committee or its designee (the "Committee") shall establish an account (the "Account") on its books for each eligible Participant who is to receive a portion of the Compensation Awards awardable to him or her for such year in the form of Alternative Investment Awards. Each such Participant's Account shall initially be credited with an amount equal to the amount of such Compensation Awards such Participant is to receive in the form of Alternative Investment Awards.

2.2     Alternative Investment Factors

(a) The Committee shall from time to time select indices ("Alternative Investment Factors") by which Participants to whom Alternative Investment Awards have been granted may elect to have a notional return to their Accounts computed, and shall notify such Participants of such indices. The balance of each Participant's Account shall be adjusted not less frequently than annually to reflect such notional return (whether positive or negative) based on the performance of the Alternative Investment Factors so selected by the Participant.

(b) The Committee may from time to time, in its sole discretion, change the composition or weighting of the components of an Alternative Investment Factor or discontinue one or more Alternative Investment Factors and nothing in the Share Plan or in this Alternative Investment Award Supplement shall be construed to confer on a Participant the right to continue to have any particular Alternative Investment Factor available for purposes of measuring the value of his or her Account.

2.3     Procedures

(a) The Committee from time to time shall establish administrative rules regarding Alternative Investment Factors including, without limitation, rules as to manner in which Participants shall select Alternative Investment Factors and the number of Alternative Investment Factors that may be made available to each Participant. A Participant holding Alternative Investment Awards shall be entitled to elect the portions of his or her Account that shall be deemed allocated to specific Alternative Investment Factors at least once a year. All such elections shall be made by delivery of written elections in a form to be established by the Committee and supplied to the Participant.

(b) In the event a Participant ceases to designate an Alternative Investment Factor in accordance with the procedures specified by the Committee, the Participant's Account shall be deemed allocated to a money market fund or similar fund designated by the Committee until such time as the Participant designates an Alternative Investment Factor in accordance with the applicable procedures.

(c) In the event an Alternative Investment Factor ceases to be available for any reason, the portion of each Participant's Account previously deemed allocated to such Alternative Investment Factor shall be deemed allocated to a money market fund designated by the Committee during the period beginning with the date the relevant Alternative Investment Factor ceased to be available and ending with the last day of the fiscal quarter in which such date occurred (or, if later, 60 days following such date) after which time the Participant may elect to have such portion of the Account allocated to other Alternative Investment Factors.

2.4     Account Statements

        Not less frequently than annually, the Committee shall furnish each Eligible Participant with a statement setting forth the fair market value of such Participant's Alternative Investment Award. The value reflected on such statement will be based on the best information available to such Committee as of the date of such statement.

Section 3:     Settlement of Alternative Investment Awards

3.1     Settlement

        Settlement of Alternative Investment Awards shall take place on such dates as are set forth in the Share Plan for the Settlement of Awards in the form of Share Awards, and subject to all terms and conditions as apply to the Settlement of Share Awards under the Share Plan, or as set forth in an Award Letter relating to such Awards.

3.2     Consideration upon Settlement of an Alternative Investment Award

        Alternative Investment Awards shall be settled in cash, securities, or such other property as the Committee may determine.

Section 4:     Other Terms

4.1     Master Plan Document

        All the terms set out in Section 5 of the Master Plan Document ("Terms Applicable to All Forms of Awards") shall be applicable to Alternative Investment Awards except as otherwise expressly set forth herein or in the applicable Award Letter. Holders of Alternative Investment Awards shall not be entitled to receive dividends or Dividend Equivalents in respect thereof.

4.2     Contractual Obligation

        The obligations of a Participant's Employer to make payments hereunder shall be contractual only and all such payments shall be made from the general assets of such Employer. Each Participant and any other person or person having or claiming a right to payments hereunder shall rely solely on the unsecured promise of the Employer, and nothing herein shall be construed to give a Participant or any other person or persons any right, title, interest or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever owned by the Employer or in which it may have any right, title, interest now or in the future, including, without limitation, any investments that may be made by the Employer of any subsidiary thereof to hedge the obligations of such Employer hereunder (whether or not corresponding to any Alternative Investment Factors used as indices hereunder).

[LOGO]





                                         INTERNATIONAL
                                         SHARE PLAN
                                         CREDIT SUISSE FIRST BOSTON
                                         BUSINESS UNIT SUPPLEMENT TO
                                         THE MASTER PLAN DOCUMENT

                                         (AS ADOPTED ON JANUARY 31, 2002)

Section 1:     Introduction

1.1     Purpose

        The Master Plan Document (the "Master Plan Document") relating to the Credit Suisse Group International Share Plan (the "Share Plan"), as adopted and amended and restated by the Compensation and Appointments Committee of the Board of Directors (the "Group Compensation Committee") of Credit Suisse Group ("CSG") on January 31, 2002, provides, in Section 1 thereof, for the adoption of Business Unit Supplements to the Master Plan Document setting forth terms of the Share Plan applicable to Participants or groups of Participants who are Employees of companies in a particular Business Unit that are in addition to or different from the terms set out in, but not inconsistent with the intent of, or (except as expressly approved by the Group Compensation Committee) more favorable to Participants than, the Master Plan Document. This document is a Credit Suisse First Boston Business Unit Supplement to the Master Plan Document setting forth terms of the Share Plan that

        (i) are applicable to Employees of companies in the Credit Suisse First Boston Business Unit and

        (ii) are in addition to or different from the terms set out in, but not inconsistent with the intent of, the Master Plan Document.

1.2     Definitions

        Terms are used herein with the meanings ascribed to them in the Master Plan Document unless otherwise defined herein.

1.3     Adoption; Covered Awards

        This Credit Suisse First Boston Business Unit Supplement was approved by the Group Compensation Committee on January 31, 2002, and supersedes and replaces the Credit Suisse First Boston Business Unit Supplement approved by the Group Compensation Committee on January 25, 2001. The terms and conditions set forth in this Credit Suisse First Boston Business Unit Supplement shall only apply to Awards granted pursuant to the Credit Suisse Group International Share Plan on or after January 1, 2001 (including, without limitation, Longevity Premium Awards and Compensation Awards granted in calendar year 2001 with respect to calendar year 2000). All Awards granted prior to January 1, 2001 shall continue to be governed by the Credit Suisse First Boston Business Unit Supplement approved by the Group Compensation Committee on February 18, 2000.

Section 2:     Share Compensation Table

2.1     Business Unit Share Compensation Table

        The Share Compensation Table for the Credit Suisse First Boston Business Unit, as adopted by the Group Compensation Committee and as in effect as of January 1, 2002, is attached as Appendix A hereto.

Section 3:     Participation by Employees

3.1     Mandatory Awards

        Each year during the term of the Share Plan, Employers in the Credit Suisse First Boston Business Unit may, if approved by the Group Compensation Committee, award a portion of the total compensation of their Employees at levels designated by the Group Compensation Committee by way of the grant of Compensation Awards to such Employees in accordance with Section 3.3(a)(i) of the Master Plan Document.

3.2     Elective Awards

        Each year during the term of the Share Plan, Employers in the Credit Suisse First Boston Business Unit may, if approved by the Group Compensation Committee, permit eligible Employees at a level designated by the Group Compensation Committee to elect to receive a percentage (as determined by senior management of the applicable Business Unit) of their prospective Incentive Performance Bonuses for such year in the form of Compensation Awards in accordance with Section 3.3(a)(ii) of the Master Plan Document, subject to such terms and conditions as may be notified to eligible Employees.

Section 4:     Longevity Premium Awards

4.1     Grant of Longevity Premium Awards

        At the time Employers in the Credit Suisse First Boston Business Unit grant Compensation Awards, they may also, if approved by the Group Compensation Committee, grant Longevity Premium Awards to Employees designated by the Group Compensation Committee, in consideration for their performance of services in the future. The number of such Longevity Premium Awards granted to any Participant at any time shall be as determined by the Group Compensation Committee and notified to such Participant, but the aggregate value thereof shall equal not more than 25% of the aggregate value of Compensation Awards granted to such Participant at such time.

Section 5:     Modifications to Master Plan Document

5.1     Modifications to Master Plan Document

        Insofar as the Share Plan applies to Participants who are Employees of companies in the Credit Suisse First Boston Business Unit:

(a) With respect to any such Participant, the term "Early Retirement" shall have the following meaning instead of the meaning set out in Section 7 of the Master Plan Document:

        (i) The retirement of such a Participant who is a Managing Director Senior Advisor after one year of service in such capacity; or

        (ii) the retirement of such a Participant from employment with the Group after he or she has reached a combined age and length of service of at least 60 and a minimum length of service of ten years ("Rule of 60"); or

        (iii) in the case of a Participant who joined the Group at age 50 or later, the retirement of such Participant from employment with the Group after a minimum length of service of five years;

        provided, however, that, a Participant who seeks to take Early Retirement pursuant to the Rule of 60 or clause (iii) above shall be required to give prior notice of at least 12 months of his or herintention to take Early Retirement and shall be required during that period of 12 months to continue to perform in accordance with normal standards, as determined in good faith by senior management of the Credit Suisse First Boston Business Unit, and provided further that, if such requirements are not met, any termination of the Participant's employment shall be deemed to have occurred as a result of his or her resignation rather than retirement (unless such termination was by the Group with or without Cause or by reason of death or Disability, in which case such termination shall be deemed to have occurred for such reason).

        In computing the length of service of a Participant who was previously employed by the Group, left, and then was re-employed by a company in the Credit Suisse First Boston Business Unit, credit shall be given for the prior service if, but only if, following the break in service the Participant has remained an employee for at least three years.

        Any of the requirements required to be met to establish eligibility for Early Retirement may, in the case of any Participant, be waived by the Group Compensation Committee or such person to whom the Group Compensation Committee may have delegated its authority.

(b) Each such Participant shall be required to open, and by accepting Awards shall be deemed to agree that he or she shall open, as a condition to the Settlement of any of such Awards for unrestricted Registered Shares (including Registered Shares deliverable upon the exercise of Options), an account to which such Registered Shares shall be credited, such account to be opened at such entity that is part of the Group as the Group may specify.

Section 6:     Consent to Jurisdiction

6.1     Consent to Jurisdiction

        Each Participant shall irrevocably submit to the jurisdiction of any New York State or Federal court sitting in the City of New York in any action or proceeding for equitable relief arising out of any breach of the terms of any Award as reflected in the Share Plan or any Award Letter or to enforce the provisions of Section 6.2 below or to enforce any arbitration award. All claims in respect of any such action or proceeding shall be heard and determined, to the extent permitted by law, in such Federal court, or, if not so permitted, in such New York State court. By accepting Awards each Participant shall irrevocably waive, to the fullest extent he or she may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding.

6.2     Appointment of Agent

        Each Participant shall irrevocably appoint Credit Suisse First Boston Corporation, currently located at Eleven Madison Avenue, New York, NY10010-3629, as his or her agent to receive, on behalf of the Participant and the Participant's property, service of copies of the summons and complaint and any other process which may be served in any such action or proceeding referred to herein. Simultaneously with the service of process referred to in the preceding sentence, the Group shall mail a copy of any such service express mail to the Participant. Such service may be made by mailing or delivering a copy of such process, addressed to the Participant in care of the aforementioned at the address set forth herein, and the Participant shall authorize and direct said agent to accept such service on his or her behalf. As an alternative method of service, each Participant shall consent to the service of any and all process in any such action or proceeding in such New York State or Federal courts sitting in the City of New York by the mailing of copies of such process to the Participant at his or her address set forth on the books and records of the Participant. A final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by law.

6.3     Preservation of Rights

        Nothing herein shall affect the right of the Group, or the agent referred to herein, to serve process in any other manner permitted by law or affect the right of the Group to bring any action or proceeding described in this Section 6 against any Participant or any Participant's property in the courts of any other jurisdiction.

6.4     No General Consent

        The foregoing consent to jurisdiction and appointment of agent to receive service of process shall not constitute general consent to service of process in the State of New York and shall have no effect for any purpose except as provided above and shall not be deemed to confer rights on any person other than each Participant and the Group.

Section 7:     Arbitration

7.1     Participants Subject to Dispute Resolution Programs

        With respect to each Participant who is, or was immediately prior to termination of employment, subject to an employment dispute resolution program, any dispute relating to the Share Plan or an Award Letter arising between such Participant and the Group shall be resolved and finally settled pursuant to such dispute resolution program.

7.2     Participants Not Subject to Dispute Resolution Programs

        With respect to each Participant not referred to in Section 7.1 above, any dispute or proceeding relating to the Share Plan or an Award Letter arising between such Participant and the Group shall be finally settled according to the arbitration rules of the United Nations Commission on International Trade Law ("UNCITRAL"), except as otherwise provided in this Section 7.2. The arbitration proceeding, including the rendering of an award, shall take place in London, United Kingdom, and the language of such proceeding (including written submissions by the parties) shall be English. Any provision of the English Arbitration Act or any other law that would permit or require the parties to the arbitration proceeding to take action with respect to such proceeding in any United Kingdom court shall not apply.

7.3     Notice of Arbitration; Appointment of Tribunal

        In the event of any such dispute referred to in Section 7.2, the party seeking relief shall give written notice of its intention to seek resolution of such dispute to the other party. The arbitral tribunal shall be appointed within 30 days of the notice of dispute, and shall consist of three arbitrators, one of which shall be appointed by the Group, one by the Participant, and the third by the Group and the Participant, jointly; provided, however, that, if the Group and the Participant shall be unable to select the third arbitrator within such 30-day period, such third arbitrator shall be chosen by the London Court of International Arbitration (the "LCIA"), as soon as practicable following notice to the LCIA by the parties of their inability to choose such third arbitrator.

7.4     Decisions of Arbitral Tribunal

        Decisions of such arbitral tribunal shall be in accordance with the laws of the State of New York (excluding the conflicts of law rules which require the application of any other law) and not on the basis of the principle of ex aequo et bono. Such decisions shall be rendered within 12 months of the commencement of the arbitration; however, nothing contained herein shall deprive the arbitral tribunal of jurisdiction in the event that the tribunal does not render an award within the time specified. Such arbitral tribunal shall state the reasons for its award. The award of such arbitral tribunal shall be final (except as otherwise provided by the laws of the State of New York and the federal laws of the United States, to the extent applicable). Judgment upon such award may be entered by the prevailing party in any state or federal court sitting in the City of New York or any other court having jurisdiction thereof, or application may be made by such party to any such court for judicial acceptance of such award and an order of enforcement.

7.5     Application of Decision

        No proceeding pursuant to this Section 7 shall be binding upon or in any way affect the interests of any party other than the Group or a Participant with respect to such proceeding. The provisions of this
        Section 7 shall not be interpreted to preclude the right of the Group to obtain equitable relief to enforce its rights under the Share Plan or any Award as reflected in the relevant Award Letter in any court of competent jurisdiction, and the request for equitable relief shall be in support of, and not in lieu of, the requirements of this Section 7 and the Group shall not be deemed to have waived any of its rights under this Section 7 by seeking such equitable relief.

7.6     Fees and Expenses

        The costs for any proceeding described in Section 7.2 shall be shared equally by the parties unless the arbitral tribunal determines it more equitable to otherwise allocate such costs, provided each party shall pay the fees and expenses of its own counsel, accountants, agents, and representatives.

        Appendix A

        Share Compensation Table 1)
        (as in effect as of January 1, 2002)

        -------------------------------------------------------------------------------
        Bonus 2)     % Deferred      USD Deferred at   USD Effective      % Effective
                                     Top 2)             Deferral 2)        Deferral
        -------------------------------------------------------------------------------
                         MDR & DIR      MDR & DIR         MDR & DIR        MDR & DIR
        -------------------------------------------------------------------------------
        USD 0-250           10.0%       USD  25.00      USD    25.00       10.0%
        -------------------------------------------------------------------------------
        251-500             20.0%       USD  50.00      USD    75.00       15.0%
        -------------------------------------------------------------------------------
        501-750             22.5%       USD  56.25      USD   131.25       17.5%
        -------------------------------------------------------------------------------
        751-1,000           25.0%       USD  62.50      USD   193.75       19.4%
        -------------------------------------------------------------------------------
        1,001-2,000         27.5%       USD 275.00      USD   468.75       23.4%
        -------------------------------------------------------------------------------
        2,001-3,000         30.0%       USD 300.00      USD   768.75       25.6%
        -------------------------------------------------------------------------------
        3,001-4,000         32.5%       USD 325.00      USD 1,093.75       27.3%
        -------------------------------------------------------------------------------
        4,001-5,000         35.0%       USD 350.00      USD 1,443.75       28.9%
        -------------------------------------------------------------------------------
        5,001-6,000         37.5%       USD 375.00      USD 1,818.75       30.3%
        -------------------------------------------------------------------------------
        6,001-7,000         40.0%       USD 400.00      USD 2,218.75       31.7%
        -------------------------------------------------------------------------------
        7,000+              40.0%                                          40.0%
        (total
        deferred at
        40%)
        -------------------------------------------------------------------------------


        1) This table applies to Compensation Awards for 2001 and as otherwise set out in the Share Plan or an Award Letter. A separate Share Compensation Table may be adopted by the Group Compensation Committee for application to employees who are members of the Executive Board.
        2)  Numbers are in thousands.

[LOGO]



                                       CREDIT SUISSE GROUP
                                       MANAGEMENT PERFORMANCE PLAN INTERNATIONAL
                                       MASTER PLAN DOCUMENT

                               CREDIT SUISSE GROUP

                    MANAGEMENT PERFORMANCE PLAN INTERNATIONAL
                              MASTER PLAN DOCUMENT
      (as amended and restated with effect from and after January 1, 2002)

1.      PURPOSE OF THE PLAN

        This Group Management Performance Plan - International (the "GMPP") has been adopted by the Compensation and Appointments Committee of the Board of Directors (the "Group Compensation Committee" or "CAC") of Credit Suisse Group ("CSG") for the purpose of providing an incentive to those senior management employees of the Group selected to participate to remain in the service of the Group and further aligning the interests of employees of the Group with the interests of the shareholders of CSG, and thereby maintaining and enhancing the overall long-term performance and profitability of the Group. Employees of the Group who are subject to Swiss taxation shall be covered by the Credit Suisse Group Management Performance Plan - Switzerland, the terms of which are similar to the GMPP.

2.      DEFINITIONS

        As used in the GMPP, the following definitions apply to the terms indicated below:

        (a)     "Board of Directors" shall mean the Board of Directors of CSG.

        (b) "Business Unit" means each of the business units through which the Group operates its banking and/or insurance business, namely (as of January 1, 2002) the Credit Suisse First Boston and Credit Suisse Financial Services business units and the Group Corporate Center, and any successors thereto and replacements thereof, and each other business unit of the Group as may from time to time be established.

        (c) "Cause" means, in the case of any Participant, (i) such Participant's willful misconduct or gross negligence in the performance of his or her duties or the willful and continued failure or refusal of such Participant to perform any duties reasonably requested in the course of his or her employment (other than a failure resulting from his or her Disability); or
                (ii) fraud, dishonesty or any other improper conduct engaged in by such Participant that causes, or has the potential to cause, harm to the Group (including CSG and any subsidiary thereof) or, its business or reputation, including, without limitation, violation by such Participant of any policies of the Group applicable to him or her, violation by such Participant of laws, rules or regulations applicable to such Participant, criminal activity, habitual drunkenness or use of illegal drugs; or (iii) the violation by such Participant of any provision of the Share Plan or any Award Letter applicable to him or her or engaging in by such Participant of a Competitive Activity or a Soliciting Activity during his or her employment with the Group or a failure by such Participant to give notice of a resignation as required by any applicable contract, agreement, or policy.

        (d)     "Change in Control" shall mean:

                (i) any Person (as such term is used in Sections 13(d) and 14(d) of the U.S. Securities Exchange Act of 1934, as amended) (an "Acquiring Person") becomes the beneficial owner (as such term is defined for purposes of Swiss law), directly or indirectly, of securities of CSG representing more than 33-1/3% of the combined voting power of CSG's then outstanding securities, other than beneficial ownership by CSG, any employee benefit plan of CSG or any person or entity organized, appointed or established pursuant to the terms of any such benefit plan;

                (ii) the consummation of a merger or consolidation involving CSG or the sale of substantially all of the assets of CSG to one or more corporations, in any case other than with or to a corporation 50% or more of which is controlled by, or is under common control with, CSG; and except for any such merger or consolidation as a result of which shareholders of CSG immediately prior to such transaction continue to own securities representing a majority of the voting power of the surviving entity in such transaction; or

                (iii) during any two-year period, individuals who at the date on which the period commences constitute a majority of the Board of Directors cease to constitute a majority thereof for any reason; provided, however, that a director who was not a director at the beginning of such period shall be deemed to have satisfied the two-year requirement if such director was nominated or elected by or on the recommendation of at least two-thirds of the directors who were directors at the beginning of such period (either actually or by prior operation of this provision), other than any director who is so approved in connection with any actual or threatened contest for election to positions on the Board of Directors.

        (e) "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time.

        (f) "Competitive Activity" shall mean, with respect to any Participant, that such Participant (i) enters into any Affiliation (as hereinafter defined) with any person, corporation, partnership, or other business entity or enterprise pursuant to which such Participant engages in any activities which, (x) with respect to a Participant whose employment with the Group terminates prior to such Affiliation, are competitive with or substantially similar to the principal business activities in which such Participant engaged in at any time during the 12 month period prior to the termination of the Participant's employment with the Group or, (y) with respect to a Participant who is employed by the Group at the time of such Affiliation, the applicable Legal Entity Compensation Committee or Executive Board determines in good faith are inconsistent with the best interests of the Group or which are in violation of any policy of the Company regarding the engaging in of competitive activities; or (ii) directly or indirectly discloses any secret, confidential, or proprietary information that belongs to or concerns the Group or that such Participant learned by reason of his or her association with the Group or directly or indirectly uses any such information to the detriment of the Group or the applicable Business Unit. For purposes of the foregoing, "Affiliation" with any entity or enterprise shall mean any direct or indirect interest in such entity or enterprise, whether as an officer, director, employee, partner, stockholder, sole proprietor, trustee, consultant, agent, representative, broker, finder, promoter, or otherwise; provided, however, that the acquisition of up to 5% for passive investment purposes of any class of the outstanding equity, debt securities, or other equity interests of any person, corporation, partnership, or other business entity or enterprise shall not, in and of itself, be construed as an affiliation with such person or entity or enterprise. A Participant who is asked to certify that he or she is not engaging or has not engaged in Competitive Activity for purposes of this definition and who fails to provide such certification shall be deemed to be engaging or have engaged in a Competitive Activity. A Participant may apply, in writing, to the Executive Board of the applicable Business Unit for a determination as to whether an activity such Participant proposes to engage in will constitute a "Competitive Activity" for purposes of this definition and such Executive Board shall respond within fourteen days of receipt of such application.

        (g) "Credit Suisse Group" or "CSG" means the Group and its subsidiaries.

        (h) "Disability" means, with respect to a Participant, a termination of such Participant's employment as a consequence of being deemed disabled under the employee benefit plans of the Group applicable to such Participant.

        (i) "Early Retirement" means, with respect to any Participant who has not yet reached the age of 60, the retirement of such Participant from employment with the Group after the Participant has reached a minimum age of 50 and a minimum length of service with the Group of ten years or, in the case of a Participant who became employed by the Group at age 50 or later, the retirement of such Participant from employment with the Group after cumulative service of at least five years.

        (j) "Eligible Employee" means those members of the CSG Group Executive Board, members of the Business Unit Executive Boards, Managing Directors of CSG and such other senior executive employees of the Group as are designated by the Group Compensation Committee from time to time.

        (k) "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended.

        (l) "Fair Market Value" of a Registered Share with respect to any day shall be determined pursuant to such rules and methods as the Group Compensation Committee shall specify from time to time, which may include methods for converting values determined in one currency into amounts expressed in a different currency.

        (m)     "Group" means CSG and its Subsidiaries.

        (n) "Group Compensation Committee" has the meaning ascribed thereto in Section 1. As used in the GMPP, the Group Compensation Committee shall be deemed to include any person or committee to whom the Group Compensation Committee has delegated any of its authorities, responsibilities or rights under the GMPP.

        (o) "GMPP" means this CSG Group Management Performance Plan as set out herein, as from time to time amended.

        (p) "Incentive Stock Option" shall mean a CSG Option which is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code and which is identified as an Incentive Stock Option in the agreement by which it is evidenced.

        (q) "Normal Retirement" means, with respect to any Participant, the retirement of such Participant from employment with the Group on or after the Participant's attainment of normal retirement age under the local laws and internal rules and regulations applicable to the Participant as determined by the Group Compensation Committee from time to time. Changes in such age shall not be considered amendments to the GMPP for purposes of
                Section 12 hereof.

        (r) "Non-Qualified Stock Option" shall mean a CSG Option which is not an Incentive Stock Option and which is identified as a Non-Qualified Stock Option in the agreement by which it is evidenced.

        (s) "CSG Option" shall mean an option to purchase Registered Shares of CSG granted pursuant to Section 6 hereof. Each CSG Option shall be identified as either an Incentive Stock Option or a Non-Qualified Stock Option in the agreement by which it is evidenced.

        (t) "Option Agreement" shall mean the agreement or award letter evidencing the grant of a CSG Option and shall be in such form as the Group Compensation Committee may determine from time to time.

        (u) "Participant" shall mean any Eligible Employee who holds a CSG Option pursuant to the GMPP, and upon the death of any Participant, such Participant's successors, heirs, executors and administrators, as the case may be.

        (v) "Person" shall mean a "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act.

        (w) "Registered Share" means a registered share, par value CHF 3 per share, of CSG.

        (x) "Securities Act" shall mean the U.S. Securities Act of 1933, as amended.

        (y) "Soliciting Activity" shall mean, with respect to any Participant, that such Participant solicits, endeavors to entice away from the Group, or otherwise interferes with the relationship of the Group with any person who was associated with the Group as an employee, consultant, or independent contractor or as a customer or client at any time during the 12-month period preceding such solicitation or interference. A Participant who is asked to certify the he or she is not engaging or has not engaged in a Soliciting Activity for purposes of this definition and who fails to provide such certification shall be deemed to be engaging in a Solicitation Activity. A Participant may apply, in writing, to the Executive Board of the applicable Business Unit for a determination as to whether an activity such Participant proposes to engage in will constitute a "Soliciting Activity" for purposes of this definition and such Executive Board shall respond within fourteen days of receipt of such application.

3.      STOCK SUBJECT TO THE GMPP

        Under the GMPP, the Group Compensation Committee may grant Incentive Stock Options and Non-Qualified CSG Options to Participants.

        Subject to adjustment as provided in Section 7 hereof, the Group Compensation Committee may grant CSG Options under the GMPP that are designated as Incentive Stock Options to Participants with respect to a number of Registered Shares that in the aggregate does not exceed five percent of Registered Shares outstanding on January 1, 2001. Subject to adjustment as provided in Section 7 hereof, the maximum number of Registered Shares with respect to which CSG Option grants may be made under the Plan in any calendar year to any Eligible Employee shall not exceed 200,000 Registered Shares, in the aggregate.

        In the event that any outstanding Incentive Stock Option expires, terminates or is cancelled for any reason, the Registered Shares subject to the unexercised portion of such Incentive Stock Option shall again be available for grants under the GMPP.

        Registered Shares may be made available from conditional but unissued Registered Shares of CSG or from Registered Shares reacquired by CSG including Registered Shares purchased in the open market.

4.      ADMINISTRATION OF THE GMPP

        The GMPP shall be administered by the Group Compensation Committee.

        The Group Compensation Committee shall have full authority to administer the GMPP, including authority to interpret and construe any provision of the GMPP and the terms of any CSG Option issued under it and to adopt such rules and regulations for administering the GMPP as it may deem necessary. Decisions of the Group Compensation Committee shall be final and binding on all parties.

        The Group Compensation Committee may, in its absolute discretion, accelerate the date on which any CSG Option granted under the GMPP becomes exercisable or, subject to Section 6(c)(1) hereof, extend the term of any CSG Option granted under the GMPP. In addition, the Group Compensation Committee may, in its absolute discretion, grant CSG Options to Participants on the condition that such Participants surrender to the Group Compensation Committee for cancellation such other CSG Options (including, without limitation CSG Options with higher exercise prices) as the Group Compensation Committee specifies. Notwithstanding Section 3 herein, prior to the surrender of such other CSG Options, CSG Options granted pursuant to the preceding sentence of this Section 4 shall not count against the limits set forth in such
        Section 3.

        Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Group Compensation Committee.

        No member of the Group Compensation Committee shall be liable for any action, omission, or determination relating to the GMPP, and CSG shall indemnify and hold harmless each member of the Group Compensation Committee and each other director or employee of the Group to whom any duty or power relating to the administration or interpretation of the GMPP has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Group Compensation Committee) arising out of any action, omission or determination relating to the GMPP, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Group.

5.      ELIGIBILITY

        The persons who shall be eligible to receive CSG Options pursuant to the GMPP shall be those members of the CSG Group Executive Board, Business Unit Executive Boards, Managing Directors of CSG and such other senior executive employees of the Group as are designated by the Group Compensation Committee from time to time.

6.      CSG OPTIONS

        The Group Compensation Committee may grant CSG Options pursuant to the GMPP to Eligible Employees, which CSG Options shall be evidenced by agreements in such form as the Group Compensation Committee shall from time to time approve. The Group Compensation Committee shall determine the persons who shall be granted CSG Options. The number of Registered Shares subject to each CSG Option shall be determined by the Group Compensation Committee and set forth on an Exhibit attached hereto or in the CSG Option Agreement. CSG Options shall comply with and be subject to the following terms and conditions:

        (a)     Identification of CSG Options

                All CSG Options granted under the GMPP shall be Non-Qualified Stock Options unless specifically identified in the agreement evidencing such CSG Options as Incentive Stock Options.

        (b)     Exercise Price

                The exercise price of any Non-Qualified Stock Option granted under the GMPP shall be such price as the Group Compensation Committee shall determine on the date on which such Non-Qualified Stock Option is granted. The exercise price of any Incentive Stock Option granted under the GMPP shall be not less than 100% of the Fair Market Value of a Registered Share on the date on which such Incentive Stock Option is granted.

        (c)     Term and Exercise of CSG Options

                (1) Each CSG Option shall become exercisable at such time as set forth in the GMPP or as the Group Compensation Committee determines and sets forth on an Exhibit attached hereto or in the Option Agreement. Notwithstanding anything in the GMPP to the contrary, no CSG Option shall be exercisable after the expiration of ten years from the date such CSG Option was granted. Each CSG Option shall be subject to earlier termination, expiration or cancellation as forth on an Exhibit attached hereto or as set forth in the Option Agreement.

                        In the event that the exercisability of any CSG Option is subject to the satisfaction of any performance-related conditions, whether such conditions have been met shall be determined by the Group Compensation Committee.

                (2) Each exercise of CSG Options by a Participant under the GMPP shall be for a number of Registered Shares equal to at least the lesser of (A) 100 Registered Shares and (B) the number of Registered Shares subject to exercisable CSG Options held by such Participant. The exercise of less than all of the CSG Options held by a Participant shall not cause the expiration, termination or cancellation of the remaining CSG Options held by such Participant.

                (3) A CSG Option shall be exercised by delivering notice to CSG, to the attention of the Global Head of Human Resources, such notice to be received by CSG no less than one business day in advance of the effective date of the proposed exercise. Such notice shall specify the number of Registered Shares with respect to which the CSG Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. Payment for Registered Shares purchased upon the exercise of a CSG Option shall be made not later than the effective date of such exercise by any method approved by the Group Compensation Committee from time to time.

                (4) During the lifetime of a Participant, each CSG Option granted to him shall be exercisable only by him. No CSG Option shall be sold, given, assigned, transferred, pledged or otherwise encumbered, otherwise than by will or by the laws of descent and distribution.

        (d)     Limitations on Grant of Incentive Stock Options

                (1) The aggregate Fair Market Value of Registered Shares with respect to which "incentive stock options" (within the meaning of Section 422 of the Code), are exercisable for the first time by a Participant during any calendar year under the GMPP and any other stock option plan of CSG (or any "subsidiary" of CSG as such term is defined in Section 424 of the Code) shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such incentive stock option is granted. In the event that the aggregate Fair Market Value of Registered Shares with respect to such incentive stock options exceeds $100,000, then Incentive Stock Options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged. In the absence of such regulations (and authority), or in the event such regulations (or authority) require or permit a designation of the CSG Options which shall cease to constitute incentive stock options, Incentive Stock Options shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.

                (2) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent of the total combined voting power of all classes of stock of CSG or any of its "subsidiaries" (within the meaning of Section 424 of the Code), unless (i) the exercise price of such Incentive Stock Option is at least one hundred and ten percent of the Fair Market Value of a Registered Share at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

        (e)     Hedging

                Except as otherwise provided in the GMPP, a Participant may not enter into any transactions having the economic effect of hedging, mitigating or otherwise shifting the risk of price movements of all or any part of his or her CSG Options during the term of the CSG Option. Noncompliance with this obligation leads to immediate forfeiture without any compensation of all of such Participant's CSG Options.

        (f)     Consequences Upon Change in Control

                In connection with the occurrence of a Change in Control, the Board of Directors may, in its sole discretion, choose to accelerate the exercisability of all CSG Options held by Participants if the Board of Directors determines that such acceleration would be in the best interests of the Group and the Participants.

7.      Adjustment Upon Changes in Registered Shares

        (a)     Shares Available for Grants

                In the event of any change in the number of Registered Shares outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of Registered Shares with respect to which the Group Compensation Committee may grant Incentive Stock Options shall be appropriately adjusted by the Group Compensation Committee. In the event of any change in the number of Registered Shares outstanding by reason of any other event or transaction, the Group Compensation Committee may, but need not, make such adjustments in the number and class of Registered Shares with respect to which Incentive Stock Options may be granted as the Group Compensation Committee may deem appropriate.

        (b) Outstanding CSG Options - Increase or Decrease in Issued Shares Without Consideration

                Subject to any required action by the Board of Directors in the event of any increase or decrease in the number of issued Registered Shares resulting from a subdivision or consolidation of Registered Shares or the payment of an extraordinary stock dividend (but only on Registered Shares) in each case effected without receipt of consideration by CSG, the Group Compensation Committee may proportionally adjust the number of Registered Shares subject to each outstanding CSG Option, and the exercise price thereof. Subject to any required action by the Board of Directors, in the event of any other increase or decrease in the number of such shares effected without receipt of consideration by CSG, the Group Compensation Committee in its discretion shall proportionally adjust the number of Registered Shares subject to each outstanding CSG Option, and the exercise price per Registered Share of each such CSG Option if and to the extent it deems appropriate.

        (c)     Outstanding CSG Options - Certain Mergers

                Subject to any required action by the Board of Directors, in the event of a merger or consolidation involving CSG as a result of which shareholders of CSG receive only securities of the surviving entity in such transaction, each CSG Option outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of Registered Shares subject to such CSG Option would have received in such merger or consolidation.

        (d)     Outstanding CSG Options - Certain Other Transactions

                In the event of (1) a dissolution or liquidation of CSG, (2) a sale of all or substantially all of the assets of CSG, or (3) a merger or consolidation involving CSG in which shareholders of CSG receive securities of an entity other than the surviving entity in such transaction and/or other property, including cash, the Group Compensation Committee shall have the power to:

                (i) cancel, effective immediately prior to the occurrence of such event, each CSG Option outstanding immediately prior to such event (whether or not then exercisable and regardless of whether the Fair Market Value of a Registered Share subject to the CSG Option is less than, equal to or greater than the exercise price per Registered Share subject to the CSG Option), and, in full consideration of such cancellation, pay to the Participant to whom such CSG Option was granted an amount in cash (which may be zero), for Registered Shares subject to such CSG Option, equal to the excess, if any, of (A) the value, as determined by the Group Compensation Committee, of the property (including cash) received by the holder of a Registered Share as a result of such event over (B) the exercise price of such CSG Option;

                (ii) provide for the exchange of each CSG Option outstanding immediately prior to such event (whether or not then exercisable) for an option on or stock appreciation right with respect to, as determined by the Group Compensation Committee, some or all of the property for which Registered Shares are exchanged in such event and, incident thereto, make an equitable adjustment as determined by the Group Compensation Committee in the exercise price of the option or stock appreciation right, or the number of shares or amount of property subject to the option or stock appreciation right or, if the Group Compensation Committee so determines, provide for a cash payment to the Participant to whom such CSG Option was granted in partial consideration for the exchange of the CSG Option; or

                (iii) take similar action with similar effect as it may deem appropriate.

        (e)     Outstanding CSG Options - Other Changes

                In the event of any change in the capitalization of CSG or an organizational change other than those specifically referred to in Sections 7(b), (c) or (d) hereof, the Group Compensation Committee may make such adjustments in the number and class of shares subject to CSG Options outstanding on the date on which such change occurs and in the per-share exercise price of each such CSG Option as the Group Compensation Committee may consider appropriate to prevent dilution or enlargement of rights.

        (f)     No Other Rights

                Except as expressly provided in the GMPP, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of CSG or any other entity. Except as expressly provided in the GMPP, no issuance by CSG of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Registered Shares subject to a CSG Option or the exercise price of any CSG Option.

8.      RIGHTS AS A STOCKHOLDER

        No person shall have any rights as a stockholder with respect to any Registered Shares covered by or relating to any CSG Option granted pursuant to the GMPP until the date of the exercise and registration of his Registered Shares in the share registry as provided by Swiss law. Except as otherwise expressly provided in Section 7 hereof, no adjustment to any CSG Option shall be made for dividends or other rights for which the record date occurs prior to the date of such registration.

9.      NO SPECIAL EMPLOYMENT RIGHTS; NO RIGHT TO CSG OPTIONS

        No person shall have any claim or right to be granted an Award under the GMPP. Awards are granted at the unrestricted discretion of the Group and the grant of an Award shall not be construed as giving a Participant an entitlement to any future same, similar or other Awards for any later year or period. No Participant shall have a right or claim whatever nature to any award unless and until the Group determines at its unrestricted discretion to make an Award, and communicates details of that Award, to the affected Participant. No Award made during or in respect of a year or period shall constitute salary or recurrent compensation receivable in that or any later year or period, or as contractual compensation to be taken into account in the determination of other employment-related benefits or provision. The grant of an Award shall not be construed as giving the Participant an entitlement or any right to be retained in the employ of the Group. The Group expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Share Plan, except as expressly provided herein or in any Award Letter or other agreement entered into with respect to an Award.

        The Group Compensation Committee's granting of an Option to a Participant at any time shall neither require the Group Compensation Committee to grant a CSG Option to such Participant or any other Participant or other person at any time nor preclude the Group Compensation Committee from making subsequent grants to such Participant or any other Participant or other person.

10.     SECURITIES MATTERS

        (a) CSG shall be under no obligation to effect the registration pursuant to the Securities Act of any Registered Shares to be issued hereunder or to effect similar compliance under any state laws or the laws of any non-U.S. jurisdiction. Notwithstanding anything herein to the contrary, CSG shall not be obligated to cause to be issued or delivered any certificates evidencing Registered Shares pursuant to the GMPP unless and until CSG is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Registered Shares are traded. The Group Compensation Committee may require, as a condition of the issuance and delivery of certificates evidencing Registered Shares pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Group Compensation Committee, in its sole discretion, deems necessary or desirable.

        (b) The exercise of any CSG Option granted hereunder shall only be effective at such time as counsel to CSG shall have determined that the issuance and delivery of Registered Shares pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Registered Shares are traded. CSG may, in its sole discretion, defer the effectiveness of any exercise of a CSG Option granted hereunder in order to allow the issuance of Registered Shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under applicable securities laws.

                CSG shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of a CSG Option granted hereunder. During the period that the effectiveness of the exercise of a CSG Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

11.     WITHHOLDING TAXES

        (a)     Cash Remittance

                Whenever Registered Shares are to be issued upon the exercise of a CSG Option, Group shall have the right to require the Participant to remit to Group in cash an amount sufficient to satisfy federal, state and local withholding tax requirements or other applicable tax requirements, if any, attributable to such exercise prior to the delivery of any certificate or certificates for such shares.

        (b)     Share Withholding

                Group shall have the right in its discretion, when Registered Shares are to be issued upon the exercise of a CSG Option, to withhold a number of such Registered Shares, the Fair Market Value of which at the exercise date the Group Compensation Committee determines to be equal to the minimum federal, state and local withholding tax requirements (based on minimum statutory withholding rates), or other applicable tax requirements, if any, attributable to such exercise.

12.     AMENDMENT OF THE GMPP

        The Group Compensation Committee may at any time suspend or discontinue the GMPP or revise or amend it in any respect whatsoever; provided, however, that without approval of the shareholders no revision or amendment shall, except as provided in Section 7 hereof, increase (a) the number of Registered Shares that may be subject to Incentive Stock Options issued under the GMPP or (b) the number of Registered Shares with respect to which CSG Option grants may be made in any calendar year to any Eligible Employee; provided, further, that no such action shall have a materially adverse effect on any Participant's outstanding CSG Options.

13.     NO OBLIGATION TO EXERCISE

        The grant to a Participant of a CSG Option shall impose no obligation upon such Participant to exercise such CSG Option.

14.     TRANSFERS UPON DEATH

        Upon the death of a Participant, outstanding CSG Options granted to such Participant may be exercised only by the executors or administrators of the Participant's estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any CSG Option, or the right to exercise any CSG Option, shall be effective to bind CSG unless the Group Compensation Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Group Compensation Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the CSG Option that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the CSG Option.

15.     FAILURE TO COMPLY

        In addition to the remedies of Group elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the GMPP or the agreement executed by such Participant evidencing a CSG Option, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Group Compensation Committee, shall be grounds for the cancellation and forfeiture of such CSG Option, in whole or in part, as the Group Compensation Committee, in its absolute discretion, may determine.

16.     GOVERNING LAW

        The GMPP and any related document shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed in that state, without reference to its choice of law rules; provided, however, that the Registered Shares and all rights and obligations relating thereto shall be governed by Swiss law without reference to its choice of law rules. Any disputes arising under or in connection with the GMPP shall be resolved, with respect to each Participant, pursuant to the dispute resolution program adopted by the Group and applicable generally to employment-related disputes involving such Participant or, if no such program has been adopted by the Group with respect to such Participant, by arbitration under the Rules of Arbitration of the International Chamber of Commerce. In the latter case, venue of the arbitration shall be Zurich, Switzerland.

17.     EFFECTIVE DATE AND TERM OF GMPP

        This GMPP Plan Document was approved by the Group Compensation Committee on January 31, 2002 with effect as of January 1, 2002 and supersedes and replaces the version of the GMPP Plan Document approved by the Group Compensation Committee on January 25, 2001 with effect as of January 1, 2001. No grants may be made under the GMPP after January 1, 2012.